Filed Pursuant to Rule 424(b)(5)

Registration No. 333-203679

PROSPECTUS SUPPLEMENT

(To the Prospectus dated June 3, 2015)

Rights Offering

Up to 7,407,407 Shares of Common Stock

Upon the Exercise of Subscription Rights for such Shares at $1.35 per Share

We are distributing, at no charge, to holders of our common stock non-transferable subscription rights to purchase up to 7,407,407 shares of our common stock. You will receive one subscription right for each share of common stock owned as of the record date of September 4, 2015. The dividend of the subscription rights settles in three trading days, so in order to be considered a shareholder of record you must own the stock in your brokerage account as of 4:00 p.m., Eastern time, on September 1, 2015.

Each subscription right will entitle you to purchase one share of our common stock at a subscription price of $1.35 per share, which we refer to as the basic subscription privilege. The per-share price was determined by our board of directors based on a 9% discount to the volume weighted average price of our common stock for the following three trading days: August 27, 2015, August 28, 2015 and August 31, 2015. The closing price of our common stock on September 2, 2015 was $1.42 per share. If you fully exercise your basic subscription privilege and other stockholders do not fully exercise their basic subscription privileges, you may also exercise an over-subscription right to purchase additional shares of common stock that remain unsubscribed during the subscription period, subject to the availability and pro rata allocation of shares among stockholders exercising this over-subscription right. If all the rights were exercised, the total purchase price of the shares of common stock offered in the rights offering would be approximately $10 million.

We are conducting the offering to raise capital that we intend to use to fund strategic acquisitions currently under contract and for working capital and general corporate purposes. See “Use of Proceeds”. There is no minimum number of rights that must be exercised in this rights offering.

The subscription period commences on September 8, 2015 and the subscription rights will expire if they are not exercised by 5:00 p.m., Eastern time, on September 18, 2015, unless we extend the rights offering period. We may extend the offering up to an additional 30 days, at our sole discretion, in which case the offering would continue on a subscriptions first-in, first served basis, calculated on a daily basis with the potential for pro-rata allocation of shares among participants subscribing on the last day the offering remains open. We do not presently intend to extend the rights offering. You should carefully consider whether to exercise your subscription rights prior to the expiration of the rights offering. All exercises of subscription rights are irrevocable, even if the rights offering is extended up to 30 days by our board of directors. However, if we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms of the rights offering set forth in this prospectus supplement, you may cancel your subscription and receive a refund of any money you have advanced.

Dealer-Manager

In the event that the exercise by a stockholder of the basic subscription privilege or the over-subscription privilege could, as determined by us in our sole discretion, potentially result in a limitation on our ability to use net operating losses, tax credits and other tax attributes, which we refer to as the “Tax Attributes,” under the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, and rules promulgated by the Internal Revenue Service, we may, but are under no obligation to, reduce the exercise by such stockholder of the basic subscription privilege or the over-subscription privilege to such number of shares of common stock as we, in our sole discretion, shall determine to be advisable in order to preserve our ability to use the Tax Attributes.

Our board of directors is making no recommendation regarding your exercise of the subscription rights. The subscription rights may not be sold, transferred or assigned and will not be listed for trading on any stock exchange or market. Our board of directors may cancel the rights offering at any time prior to the expiration of the rights offering for any reason. In the event the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

We have engaged Source Capital Group, Inc. as dealer-manager for this offering. See “Plan of Distribution.”

Shares of our common stock are traded on the NASDAQ Capital Market (“NASDAQ”) under the symbol “HOTR”. On September 2, 2015, the closing sales price for our common stock was $1.42 per share. The shares of common stock issued in the rights offering will also be traded on NASDAQ under the same symbol.

	Subscription Price	Dealer-Manager Fee (1)	Proceeds, Before Expenses, to us
Per share	$1.35	$0.081	$1.269
Total (2)	$10,000,000	$600,000	$9,400,000

(1) In connection with the rights offering, we have also agreed to pay Source Capital Group, Inc., the dealer-manager for this rights offering, a non-accountable expense allowance of 2% of the gross proceeds of this offering.

(2) Assumes that the rights offering is fully subscribed and that the maximum offering amount in the aggregate of $10 million is subscribed.

The exercise of your subscription rights for shares of our common stock involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement as well as the risk factors and other information in any documents we incorporate by reference into this prospectus supplement and the accompanying prospectus to read about important factors you should consider before exercising your subscription rights. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

If you have any questions or need further information about this rights offering, please call Okapi Partners LLC, our information agent for the rights offering, at Okapi Partners LLC at (212) 297-0720 or (877) 869-0171 (toll free) or hotr@okapipartners.com.

As of July 31, 2015, the aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates was $2.69. We have sold $2,150,000 of securities pursuant to General Instruction I.B.6. to Form S-3 during the prior 12 calendar month period ending on, and including, September 8, 2015.

The date of this prospectus supplement is September 8, 2015

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

DESCRIPTION OF RIGHTS	S-37

PLAN OF DISTRIBUTION	S-39

LEGAL MATTERS	S-40

EXPERTS	S-40

MATERIAL CHANGES	S-40

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	S-40

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

On April 27, 2015, we filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-3 (File No. 333-203679) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement, as amended June 3, 2015, was declared effective on June 9, 2015. Under this shelf registration process, we may, from time to time, sell up to $15,000,000 in the aggregate of common stock, warrants, units and/ or rights to purchase any of such securities, either individually or in units.

This prospectus supplement describes the specific terms of an offering of our securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, provides more general information. If the information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any relevant free writing prospectus. We have not authorized anyone to provide you with any other information. If you receive any information not authorized by us, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus is accurate as of any date other than its respective date.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation of Information by Reference” of this prospectus supplement, before investing in our securities.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise requires, “Chanticleer”, “Company”, “we”, “us” and “our” refer to Chanticleer Holdings, Inc. and its consolidated subsidiaries.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. We will also provide you with a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus supplement, the accompanying prospectus or the registration statement of which it is a part upon written or oral request, and at no cost to you. If you would like to request any reports or documents from the company, please contact Investor Relations at Chanticleer Holdings, Inc., 7621 Little Avenue, Suite 414, Charlotte, NC 28226, (704) 366-5122 or at ir@chanticleerholdings.com.

Our Internet address is www.chanticleerholdings.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part of this document. Our web address is included in this document as an inactive textual reference only.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement.

We are incorporating by reference the following documents that we have filed with the SEC (other than any filing or portion thereof that is furnished, rather than filed, under applicable SEC rules):

●	Our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on April 15, 2015 and amended April 30, 2015;

●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed with the SEC on May 20, 2015, and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, filed with the SEC on August 14, 2015;

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●	Our Current Reports on Form 8-K dated April 24, 2015, May 21, 2015, June 1, 2015, June 4, 2015, June 23, 2015, July 6, 2015, July 20, 2015, August 3, 2015, August 13, 2015, August 17, 2015, August 18, 2015, August 20, 2015, August 21, 2015, August 25, 2015 and September 1, 2015;

●	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), since the end of our 2014 fiscal year; and

●	The description of our common stock contained in the prospectus, constituting part of our Registration Statement on Form S-1 (File No. 333-178307) filed with the SEC on December 2, 2011, and subsequently amended on December 8, 2011, February 3, 2012, February 22, 2012, April 12, 2012, May 21, 2012, May 30, 2012, June 5, 2012, and June 19, 2012.

All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement.

Our Internet address is www.chanticleerholdings.com and the URL where incorporated reports and other reports may be accessed is http://ir.stockpr.com/chanticleerholdings/all-sec-filings.

The reports incorporated by reference into this prospectus supplement are available from us upon request. We will provide a copy of any and all of the reports and documents that are incorporated by reference, including exhibits to such reports and documents, in this prospectus supplement and the accompanying prospectus to any person, including a beneficial owner, to whom this prospectus supplement and accompanying prospectus are delivered, without charge, upon written or oral request. Requests for such copies should be directed to the following:

Chanticleer Holdings, Inc.

Investor Relations

7621 Little Avenue, Suite 414

Charlotte, North Carolina 28226

(704) 366-5122

ir@chanticleerholdings.com

Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this prospectus supplement.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements, within the meaning of the Federal securities laws, which involve substantial risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “outlook”, “believes”, “plans”, “intends”, “expects”, “goals”, “potential”, “continues”, “may”, “should”, “seeks”, “will”, “would”, “approximately”, “predicts”, “estimates”, “anticipates” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There will be events in the future, however, that we are not able to predict accurately or control. The factors listed under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in any documents incorporated by reference into this prospectus supplement and the accompanying prospectus as well as any cautionary language in this prospectus supplement and the accompanying prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Such risks and uncertainties include, among other things, risks and uncertainties related to:

●	Operating losses continuing for the foreseeable future;

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●	We may never be profitable;

●	Inherent risks in expansion of operations, including our ability to acquire additional territories, generate profits from new restaurants, find suitable sites and develop and construct locations in a timely and cost-effective way;

●	General risk factors affecting the restaurant industry, including current economic climate, costs of labor and food prices;

●	Intensive competition in our industry and competition with national, regional chains and independent restaurant operators;

●	Our rights to operate and franchise Hooters-branded restaurants are dependent on the Hooters’ franchise agreements;

●	Our business depends on our relationship with Hooters;

●	We do not have full operational control over the businesses of our franchise partners;

●	Failure by Hooters to protect its intellectual property rights, including its brand image;

●	Our business has been adversely affected by declines in discretionary spending and may be affected by changes in consumer preferences;

●	Increases in costs, including food, labor and energy prices;

●	Our business and the growth of our company are dependent on the skills and expertise of management and key personnel;

●	Constraints could affect our ability to maintain competitive cost structure, including, but not limited to labor constraints;

●	Work stoppages at our restaurants or supplier facilities or other interruptions of production;

●	Our food service business and the restaurant industry are subject to extensive government regulation;

●	We may be subject to significant foreign currency exchange controls in certain countries in which we operate;

●	Inherent risk in foreign operations;

●	We may not attain our target development goals and aggressive development could cannibalize existing sales;

●	Current conditions in the global financial markets and the distressed economy;

●	A decline in market share or failure to achieve growth;

●	Unusual or significant litigation, governmental investigations or adverse publicity, or otherwise;

●	Adverse effects on our operations resulting from the current class action litigation in which the Company is one of several defendants;

●	Adverse effects on our results from a decrease in or cessation or clawback of government incentives related to investments; and

●	Adverse effects on our operations resulting from certain geo-political or other events.

Before you invest in our securities, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus supplement and the accompanying prospectus under the heading “Risk Factors” and in any documents incorporated by reference into this prospectus supplement and the accompanying prospectus could have a material adverse effect on our business, results of operations and financial position. Any forward-looking statement made by us in this prospectus supplement and the accompanying prospectus speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ will emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act.).

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QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

What is the rights offering?

We are distributing to holders of our common stock, at no charge, non-transferable subscription rights to purchase shares of our common stock. You will receive one subscription right for each share of common stock you owned as of 4:00 p.m., Eastern time, on the record date of September 4, 2015. The dividend of the subscription rights settles in three trading days; in order to be considered a shareholder of record you must own the stock in your brokerage account as of 4:00 p.m., Eastern time, on September 1, 2015, or be a certificate holder on such date or have converted or exercised an existing security into common stock by such date.

The subscription rights will be evidenced by rights certificates. Each subscription right will entitle the holder to a basic subscription privilege and an over-subscription privilege for all basic subscription privileges that remain unsubscribed.

What is the basic subscription privilege?

The basic subscription privilege of each subscription right gives our stockholders of record as of the record date the opportunity to purchase one share of our common stock at a subscription price of $1.35 per share plus an unlimited over-subscription privilege to purchase any shares of common stock that are not purchased by stockholders through the exercise of their basic subscription privileges. We have granted to you, as a stockholder of record as of 4:00 p.m., Eastern time, on the record date, one subscription right for each share of our common stock you owned at that time. For example, if you owned 100 shares of our common stock as of 4:00 p.m., Eastern time, on the record date, you would receive 100 subscription rights and would have the right to purchase 100 shares of common stock for $1.35 per share with your basic subscription privilege plus an unlimited over-subscription privilege. You may exercise the basic subscription privilege of any number of your subscription rights, or you may choose not to exercise any subscription rights.

If you hold your shares in the name of a broker, custodian bank, dealer or other nominee who uses the services of the Depository Trust Company, or DTC, DTC will issue one subscription right to the nominee for each share of our common stock you own at the record date. The basic subscription privilege of each subscription right can then be used to purchase one share of common stock for $1.35 per share. As in the example above, if you owned 100 shares of our common stock on the record date, you would receive 100 subscription rights and would have the right to purchase 100 shares of common stock for $1.35 per share with your basic subscription privilege plus an unlimited over-subscription privilege.

Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

What is the over-subscription privilege?

We do not expect all of our stockholders to exercise all of their basic subscription privileges. The over-subscription privilege provides stockholders that exercise all of their basic subscription privileges the opportunity to purchase the shares that are not purchased by other stockholders. You must purchase all of the shares of common stock available to you pursuant to your basic subscription privilege in order to also exercise the over-subscription privilege to purchase unsubscribed shares. Both the basic subscription privilege and the over-subscription privilege are subject to the availability and pro rata allocation of the unsubscribed shares among participants. To the extent the unsubscribed shares are not sufficient to satisfy all of the properly exercised subscription privileges, then the unsubscribed shares will be prorated among those who properly exercised their subscription privileges based on the number of shares each person subscribed for under the basic subscription privilege. If this pro rata allocation results in any person receiving a greater number of unsubscribed shares than the person subscribed for, then such person will be allocated only that number of unsubscribed shares for which the person subscribed, and the remaining unsubscribed shares will be allocated among all other participants. The proration process will be repeated until all unsubscribed shares have been allocated or all subscriptions have been fulfilled, whichever occurs earlier.

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In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock available to you, assuming that no stockholder other than you has purchased any shares of our common stock pursuant to their basic subscription privilege and over-subscription privilege. See “The Rights Offering—The Subscription Rights—Over-Subscription Privilege.”

Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

If the rights offering subscription period is extended (the “extension period”), all basic and over-subscription privileges will be filled daily on a first-come, first-serve basis. If your subscription arrives on the final day of the first-come, first-serve extension period and the rights offering is over-subscribed, then the subscriptions received on the final day will be prorated as described above.

What are the limitations on the exercise of the basic subscription privilege and over-subscription privilege?

Both the basic subscription privilege and the over-subscription privilege are subject to the availability and pro rata allocation of unsubscribed shares among participants. To the extent the unsubscribed shares are not sufficient to satisfy all of the properly exercised subscription privileges, then the unsubscribed shares will be prorated among those who properly exercised their subscription privileges based on the number of shares each stockholder subscribed for under the basic subscription privilege. If this pro rata allocation results in any person receiving a greater number of unsubscribed shares than the person subscribed for, then such person will be allocated only that number of unsubscribed shares for which the person subscribed, and the remaining unsubscribed shares will be allocated among all other participants. The proration process will be repeated until all unsubscribed shares have been allocated or all subscriptions have been fulfilled, whichever occurs earlier.

In the event that the exercise by a stockholder of the basic subscription privilege or the over-subscription privilege could, as determined by us in our sole discretion, potentially result in a limitation on our ability to use net operating losses, tax credits and other tax attributes, which we refer to as the “Tax Attributes,” under the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, and rules promulgated by the Internal Revenue Service, we may, but are under no obligation to, reduce the exercise by such stockholder of the basic subscription privilege or the over-subscription privilege to such number of shares of common stock as we, in our sole discretion shall determine to be advisable in order to preserve our ability to use the Tax Attributes.

Why are we conducting the rights offering?

We are conducting the rights offering to raise capital that we intend to use to fund strategic acquisitions currently under contract, and for working capital and general corporate purposes. See “Use of Proceeds”. We believe that the rights offering will strengthen our financial condition by generating additional cash and increasing our stockholders’ equity.

How was the $1.35 per share subscription price determined?

In determining the subscription price, our board of directors considered a number of factors, including the terms and expenses of this offering relative to the likely cost of capital from other sources, the price at which our stockholders might be willing to participate in the rights offering, historical and current trading prices of our common stock, our need for liquidity and capital and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, our board of directors also reviewed a range of discounts to market value represented by the subscription prices in various prior rights offerings of public companies. The subscription price was established at a price of $1.35 per share, representing a 9% discount to the volume weighted average price of our common stock for the following three trading days: August 27, 2015, August 28, 2015 and August 31, 2015. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common stock to be offered in the rights offering. We cannot give any assurance that our common stock will trade at or above the subscription price in any given time period.

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Am I required to exercise all of the subscription rights I receive in the rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. However, if you choose not to exercise your subscription rights in full, the relative percentage of our common stock that you own will decrease, and your voting and other rights will be diluted. In addition, if you do not exercise your basic subscription privilege in full, you will not be entitled to participate in the over-subscription privilege.

How soon must I act to exercise my subscription rights?

The subscription rights may be exercised at any time beginning on September 8, 2015 and prior to the expiration of the rights offering, which is on September 18, 2015, at 5:00 p.m., Eastern time, unless extended. If you elect to exercise any rights, the subscription agent must actually receive all required documents and payments from you prior to the expiration of the rights offering. Although we have the option of extending the expiration of the rights offering for a period not to exceed 30 days, we currently do not intend to do so.

May I transfer my subscription rights?

No. You may not sell or transfer your subscription rights to anyone.

Are we requiring a minimum subscription to complete the rights offering?

No.

Are there any conditions to completing the rights offering?

No.

Can our board of directors extend, cancel or amend the rights offering?

Yes. We have the option to extend the rights offering and the period for exercising your subscription rights for a period not to exceed 30 days, at our sole discretion, in which case the offering would continue on a subscriptions first-in, first served basis, calculated on a daily basis with the potential for pro-rata allocation of shares among participants subscribing on the last day the offering remains open. We do not presently intend to extend the rights offering. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern time, on the next business day after the most recently announced expiration time of the rights offering. We will extend the duration of the rights offering as required by applicable law or regulation and may choose to extend it if we decide to give investors more time to exercise their subscription rights in the rights offering. If we elect to extend the rights offering for a period of more than 30 days, then holders who have subscribed for rights may cancel their subscriptions and receive a refund of all money advanced.

Our board of directors may cancel the rights offering at any time prior to the expiration of the rights offering for any reason. In the event that the rights offering is cancelled, we will issue a press release notifying stockholders of the cancellation and all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

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Our board of directors also reserves the right to amend or modify the terms of the rights offering. If we should make any fundamental changes to the terms of the rights offering set forth in this prospectus, we will offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder and recirculate an updated prospectus. In addition, upon such event, we may extend the expiration date of the rights offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offering and the new expiration date. The terms of the rights offering cannot be modified or amended after the expiration date of the rights offering. Although we do not presently intend to do so, we may choose to amend or modify the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering. Such amendments or modifications may include a change in the subscription price, although no such change is presently contemplated.

Has our board of directors made a recommendation to our stockholders regarding the rights offering?

Neither we nor the dealer-manager are making any recommendation to stockholders regarding the exercise of rights in the rights offering. You should make an independent investment decision about whether or not to exercise your rights. Stockholders who exercise subscription rights risk investment loss on new money invested. We cannot assure you that the market price for our common stock will remain above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. If you do not exercise your rights, you will lose any value represented by your rights and your percentage ownership interest in us will be diluted. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

What will happen if I choose not to exercise my subscription rights?

If you do not exercise any subscription rights, the number of shares of our common stock you own will not change; however, due to the fact that shares of common stock may be purchased by other stockholders in the rights offering, your percentage ownership in our company after the completion of the rights offering will be diluted.

How do I exercise my subscription rights? What forms and payment are required to purchase the shares of our common stock?

If you wish to participate in the rights offering, you must take the following steps:

(i)	deliver payment to the subscription agent using the methods outlined in this prospectus supplement before 5:00 p.m., Eastern time, on September 18, 2015; and

(ii)	deliver a properly completed rights certificate to the subscription agent before 5:00 p.m., Eastern time, on September 18, 2015, unless extended.

If you cannot deliver your rights certificate to the subscription agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures described under “The Rights Offering—Guaranteed Delivery Procedures”.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the full extent possible based on the amount of the payment received.

When will I receive my new shares?

If you purchase shares of our common stock through the rights offering, you will receive your new shares as soon as practicable after the closing of the offering.

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After I send in my payment and rights certificate, may I cancel my exercise of subscription rights?

No. All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights and even if the rights offering is extended by our board of directors up to 30 days. However, if we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms of the rights offering set forth in this prospectus supplement, you may cancel your subscription and receive a refund of any money you have advanced. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at a subscription price of $1.35 per share.

What should I do if I want to participate in the rights offering but my shares are held in the name of my broker, dealer, custodian bank or other nominee?

If you hold your shares of our common stock in the name of a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the record holder of the shares you own. The record holder must exercise the subscription rights on your behalf for the shares of our common stock you wish to purchase.

If you wish to participate in the rights offering and purchase shares of our common stock, please promptly contact the record holder of your shares. We will ask your broker, dealer, custodian bank or other nominee to notify you of the rights offering. You should complete and return to your record holder the form entitled “Beneficial Owner Election Form”. You should receive this form from your record holder with the other rights offering materials.

How many shares of our common stock will be outstanding after the rights offering?

As of September 2, 2015, we had 14,599,266 shares of our common stock issued and outstanding. We expect to issue 7,407,407 shares of our common stock in the rights offering through the exercise of subscription rights and over-subscription rights. After the offering, we anticipate that we will have approximately 22,006,673 shares of our common stock outstanding.

How much proceeds will the Company receive from the rights offering?

Assuming full participation in the rights offering, we estimate that the net proceeds from the rights offering will be approximately $9.1 million, after deducting expenses related to this offering payable by us estimated at approximately $880,000, including dealer-manager fees. Please see “Use of Proceeds”.

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of our common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the headings “Risk Factors” in this prospectus and the documents incorporated by reference herein.

May stockholders in all states participate in the rights offering?

Although we intend to distribute the rights to all stockholders, we reserve the right in some states to require stockholders, if they wish to participate, to state and agree upon exercise of their respective rights that they are acquiring the shares for investment purposes only, and that they have no present intention to resell or transfer any shares acquired. Our securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws.

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If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If the rights offering is not completed, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable. If you own shares in “street name”, it may take longer for you to receive payment because the subscription agent will return payments through the record holder of your shares.

Will the subscription rights be listed on a stock exchange or national market?

The subscription rights may not be sold, transferred or assigned and will not be listed for trading on any stock exchange or market.

How do I exercise my subscription rights if I live outside the United States?

We will not mail this prospectus or the rights certificates to stockholders whose addresses are outside the United States or who have an army post office or foreign post office address. The subscription agent will hold the rights certificates for their account. To exercise subscription rights, our foreign stockholders must notify the subscription agent and timely follow the procedures described in “The Rights Offering—Foreign Stockholders”.

What fees or charges apply if I purchase shares of our common stock?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights. If you exercise your subscription rights through the record holder of your shares, you are responsible for paying any fees your record holder may charge you.

What are the U.S. federal income tax consequences of exercising subscription rights?

For U.S. federal income tax purposes, you generally should not recognize income or loss in connection with the receipt or exercise of subscription rights unless the rights offering is part of a “disproportionate distribution” within the meaning of applicable tax rules (in which case you may recognize taxable income upon receipt of the subscription rights). We believe that the rights offering should not be part of a disproportionate distribution, but certain aspects of that determination are unclear. This position is not binding on the IRS or the courts, however. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of subscription rights and the receipt, ownership and disposition of our common stock. For further information, please see “Material U.S. Federal Income Tax Consequences”.

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer or other nominee, then you should send your subscription documents, rights certificate, notices of guaranteed delivery and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, rights certificate, notices of guaranteed delivery and subscription payment by hand delivery, first class mail or courier service to:

Securities Transfer Corp.

2591 Dallas Parkway, Suite 102

Frisco, TX 75034

You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent.

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Who should I contact if I have other questions?

If you have other questions or need assistance, please contact the information agent, Okapi Partners LLC, at (212) 297-0720, (877) 869-0171 (toll free) or hotr@okapipartners.com.

Source Capital Group, Inc. will act as dealer-manager for the offering. Under the terms and subject to the conditions contained in the dealer-manager agreement, the dealer-manager will provide marketing assistance and advice to our company in connection with this rights offering. We have agreed to pay Source Capital a fee of 6% of the gross proceeds of this offering in cash and a non-accountable expense allowance of 2% of the gross proceeds of this offering. We have also agreed to indemnify Source Capital and its affiliates against certain liabilities arising under the Securities Act of 1933, as amended. Source is not underwriting or placing any of the securities (including the rights) issued in this offering and does not make any recommendation with respect to such securities.

RISK FACTORS

Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect our actual operating results, cash flows and financial condition. Before making an investment decision in our securities, you should carefully consider the specific factors set forth below and under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our periodic reports filed with the SEC that are incorporated by reference herein (including the “Risk Factors” section set forth in Part I, Item IA of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Part II, Item IA of our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015 and June 30, 2015), together with all of the other information appearing in this prospectus supplement, in the accompanying prospectus or incorporated by reference into this prospectus supplement or the accompanying prospectus in light of your particular investment objectives and financial circumstances.

Risks Related to the Rights Offering

Your interest in our company may be diluted as a result of this offering.

Common stockholders who do not fully exercise their respective rights should expect that they will, at the completion of this offering, own a smaller proportional interest in our company than would otherwise be the case had they fully exercised their basic subscription rights.

The market price of our common stock is volatile and may decline before or after the subscription rights expire.

The market price of our common stock could be subject to wide fluctuations in response to numerous factors, some of which are beyond our control. These factors include, among other things, actual or anticipated variations in our costs of doing business, operating results and cash flow, the nature and content of our earnings releases and our competitors’ earnings releases, customers, competitors or markets, changes in financial estimates by securities analysts, business conditions in our markets and the general state of the securities markets and the market for similar stocks, changes in capital markets that affect the perceived availability of capital to companies in our industries, governmental legislation or regulation, as well as general economic and market conditions, such as continued downturns in our economy and recessions.

We cannot assure you that the market price of our common stock will not decline after you elect to exercise your subscription rights. If that occurs, you may have committed to buy shares of our common stock in the rights offering at a price greater than the prevailing market price, and could have an immediate unrealized loss. We cannot assure you that following the exercise of your subscription rights you will be able to sell your common stock at a price equal to or greater than the subscription price. Until shares are delivered upon expiration of the rights offering, you will not be able to sell the shares of our common stock that you purchase in the rights offering. Certificates (physical, electronic or book entry from) representing shares of our common stock purchased will be delivered as soon as practicable after expiration of the rights offering. We will not pay you interest on funds delivered to the subscription agent pursuant to the exercise of subscription rights.

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Completion of this offering is not subject to us raising a minimum offering amount and therefore proceeds may be insufficient to satisfy our contractual obligations and objections, thereby increasing the risk to early investors in this offering.

Completion of this offering is not subject to us raising a minimum offering amount. As such, proceeds from this rights offering may not be sufficient to satisfy our contractual obligations or meet the objectives we state in this prospectus or other corporate milestones that we may set. Investors should not rely on the success of this offering to address our need for funding. If we fail to raise capital by the end of September 2015, we would expect to have to significantly decrease our growth plans and operating expenses, which will curtail the progress of our business.

Furthermore, in connection with the acquisitions of the Hooters Australia entities and Darling Harbor Margaritaville, we have agreed to indemnify, jointly and severally with our business partner, the administrators and sellers against any losses or claims resulting from non-performance by Chanticleer and/or its business partner. In the event we do not are unable to complete these acquisitions, we could incur additional costs which could have an adverse impact on our liquidity and financial condition.

The subscription rights are not transferable and there is no market for the subscription rights.

You may not sell, transfer or assign your subscription rights. The subscription rights are only transferable by operation of law. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights. You must exercise the subscription rights and acquire additional shares of our common stock to realize any value that may be embedded in the subscription rights.

None of our officers, directors or significant stockholders are obligated to exercise their subscription right and, as a result, the offering may be undersubscribed.

As a group, our officers and directors own approximately 5% of our outstanding common stock and stockholders holding 5% or more of our outstanding common stock, other than officers and directors, hold approximately 20% of our outstanding common stock. None of our officers, directors or significant stockholders are obligated to participate in this offering. We cannot guarantee you that any of our officers or directors or significant stockholders will exercise their basic or over-subscription rights to purchase any shares issued in connection with this offering. As a result, the offering may be undersubscribed and proceeds may not be sufficient to meet the objectives we state in this prospectus or other corporate milestones that we may set.

This offering may cause the price of our common stock to decrease.

Depending upon the trading price of our common stock at the time of our announcement of the announcement of the rights offering and its terms, including the subscription price, together with the number of shares of common stock we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market value of our common stock. This decrease may continue after the completion of this offering. If that occurs, you may have committed to buy shares of common stock in the rights offering at a price greater than the prevailing market price. Further, if a substantial number of rights are exercised and the holders of the shares received upon exercise of those rights choose to sell some or all of those shares, the resulting sales could depress the market price of our common stock. Your purchase of shares of our common stock in the rights offering may be at a price greater than the prevailing trading price. There is no assurance that following the exercise of your rights you will be able to sell your common stock at a price equal to or greater than the subscription price.

You could be committed to buying shares of common stock above the prevailing market price.

Once you exercise your basic and any over-subscription rights, you may not revoke such exercise even if you later learn information that you consider to be unfavorable to the exercise of your rights. We cannot assure you that the market price of our shares of common stock will not decline prior to the expiration of this offering or that a subscribing rights holder will be able to sell shares of common stock purchased in this offering at a price equal to or greater than the subscription price.

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If we terminate this offering for any reason, we will have no obligation other than to return subscription monies promptly.

We may decide, in our discretion and for any reason, to cancel or terminate the rights offering at any time prior to the expiration date. If this offering is terminated, we will have no obligation with respect to rights that have been exercised except to return promptly, without interest or deduction, the subscription monies deposited with the subscription agent. If we terminate this offering and you have not exercised any rights, such rights will expire worthless.

We will have broad discretion in the use of the net proceeds from this offering and may not use the proceeds effectively.

We intend to use approximately $5.9 million of the net proceeds to fund strategic acquisitions currently under contract and for working capital and general corporate purposes. See “Use of Proceeds”. The acquisitions currently under contract are subject to closing conditions and there can be no guarantee that such conditions will be satisfied, in which case a significantly larger portion of net proceeds may be allocated to working capital and general corporate purposes. While our board of directors believes the flexibility in application of the net proceeds is prudent, the broad discretion it affords entails increased risks to the investors in this offering. Investors in this offering have no current basis to evaluate the possible merits or risks of such application. Our stockholders may not agree with the manner in which we choose to allocate and spend the net proceeds.

If you do not act on a timely basis and follow subscription instructions, your exercise of rights may be rejected.

Holders of shares of common stock who desire to purchase shares of our common stock in this offering must act on a timely basis to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., Eastern time, on the expiration date, unless extended. If you are a beneficial owner of shares of common stock and you wish to exercise your rights, you must act promptly to ensure that your broker, dealer, custodian bank, trustee or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, custodian bank, trustee or other nominee in sufficient time to deliver such forms and payments to the subscription agent to exercise the rights granted in this offering that you beneficially own prior to 5:00 p.m., Eastern time on the expiration date, unless extended for up to 30 days. We will not be responsible if your broker, dealer, custodian bank, trustee or other nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., Eastern time, on the expiration date, unless extended up to 30 days.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

If you make payment of the subscription price by uncertified check, your check may not clear in sufficient time to enable you to purchase shares in this rights offering.

Any uncertified check used to pay for shares to be issued in this rights offering must clear prior to the expiration date of this rights offering, and the clearing process may require five or more business days. If you choose to exercise your subscription rights, in whole or in part, and to pay for shares by uncertified check and your check has not cleared prior to the expiration date of this rights offering, you will not have satisfied the conditions to exercise your subscription rights and will not receive the shares you wish to purchase.

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The tax treatment of the rights offering is somewhat uncertain and it may be treated as a taxable event to our stockholders.

If the rights offering is deemed to be part of a “disproportionate distribution” under section 305 of the Internal Revenue Code, our stockholders may recognize taxable income for U.S. federal income tax purposes in connection with the receipt of subscription rights in the rights offering depending on our current and accumulated earnings and profits and our stockholders’ tax basis in our common stock. A “disproportionate distribution” is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders or holders of debt instruments convertible into stock and an increase in the proportionate interest of other stockholders in a company’s assets or earnings and profits. It is unclear whether the fact that we have outstanding options and certain other equity-based awards could cause the receipt of subscription rights to be part of a disproportionate distribution. Please see “Material U.S. Federal Income Tax Consequences” for further information on the treatment of the rights offering.

The rights offering could impair or limit our net operating loss carry forwards.

As of December 31, 2014, we had net operating loss (“NOL”) carryforwards of approximately $6.8 million for U.S. federal income tax purposes. Under the Internal Revenue Code, an “ownership change” with respect to a corporation can significantly limit the amount of pre-ownership change NOLs and certain other tax assets that the corporation may utilize after the ownership change to offset future taxable income, possibly reducing the amount of cash available to the corporation to satisfy its obligations. An ownership change generally should occur if the aggregate stock ownership of holders of at least 5% of our stock increases by more than 50 percentage points over the preceding three-year period. The purchase of shares of our common stock pursuant to the rights offering may trigger an ownership change with respect to our stock.

We may amend or modify the terms of the rights offering at any time prior to the expiration of the rights offering in our sole discretion.

Our board of directors reserves the right to amend or modify the terms of the rights offering in its sole discretion. Although we do not presently intend to do so, we may choose to amend or modify the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering. Such amendments or modifications may include a change in the subscription price, although no such change is presently contemplated. If we should make any fundamental changes to the terms of the rights offering set forth in this prospectus, we will offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any subscription payments advanced by such stockholder and recirculate an updated prospectus. In addition, upon such event, we may extend the expiration date of the rights offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offering and the new expiration date. The terms of the rights offering cannot be modified or amended after the expiration date of the rights offering.

There is no back-stop or standby commitment in place to purchase rights or shares that are not purchased in the offering and the dealer-manager is not underwriting the rights or the shares underlying the rights.

There is no back-stop or standby commitment in place to purchase rights or shares that are not purchased in the offering and the dealer-manager is not underwriting the rights or the shares underlying the rights. Source Capital’s marketing assistance and service to us in this regard cannot be construed as any assurance that this offering will be successful. Source Capital does not make any recommendation with respect to whether you should exercise the basic subscription or over-subscription rights or to otherwise invest in our company.

The dealer-manager is not underwriting, nor acting as a placement agent of, the rights or the shares underlying the rights.

Source Capital Group, Inc., as the dealer-manager of this rights offering, is not an underwriter, nor acting as a placement agent, of the rights or the shares of common stock issuable upon exercise of the basic subscription or over-subscription rights. Under our agreement with the dealer-manager, Source Capital is solely providing marketing assistance and advice to our company in connection with this offering. Its services to us in this connection cannot be construed as any assurance that this offering will be successful. Source Capital does not make any recommendation with respect to whether you should exercise the basic subscription or over-subscription rights, or to otherwise invest in our company.

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Your subscription privilege is subject to adjustment and reduction.

In the event that the exercise by a stockholder of the basic subscription privilege or the over-subscription privilege could, as determined by the Company in its sole discretion, potentially result in a limitation on the Company’s ability to use net operating losses, tax credits and other tax attributes, which we refer to as the “Tax Attributes,” under the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, and rules promulgated by the Internal Revenue Service, the Company may, but is under no obligation to, reduce the exercise by such stockholder of the basic subscription privilege or the over-subscription privilege to such number of shares of common stock as the Company in its sole discretion shall determine to be advisable in order to preserve the Company’s ability to use the Tax Attributes.

If the rights offering is oversubscribed, in which case the total number of shares of common stock available in the rights offering will be allocated to participating shareholders on a pro rata basis, as set forth more fully in this prospectus supplement, then the number of shares that each participating shareholder will be eligible to receive will depend upon the total number of subscription rights exercised.

Based on the number of subscription rights available for exercise, if shareholders holding 51% or more of our common stock as of the record date exercise their basic subscription privilege, then the available common stock will be allocated among all participating shareholders on a pro rata basis, determined by dividing each shareholder’s participation by the total participation among all participating shareholders, as limited by the offering limit of $10 million, and there would be no unsubscribed shares remaining to fill exercises of the over-subscription privilege

As a result, a participating shareholder would not receive the full number of shares for which such shareholder exercised subscription rights. In short, the more of the company’s shareholders who participate in the rights offering, the greater the likelihood that your opportunity to participate will be reduced.

If the rights offering subscription period is extended (the “extension period”), all basic and over-subscription privileges will be filled daily on a first-come, first-serve basis. If your subscription arrives on the final day of the first-come, first-serve extension period and the rights offering is over-subscribed, then the subscriptions received on the final day will be prorated as described above. Thus, even if the rights offering was not fully subscribed initially during the initial subscription period, it may end up becoming over-subscribed during the extension period and thus your subscription may be prorated.

Significant sales of our common stock, or the perception that significant sales may occur in the future, could adversely affect the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market, and the availability of shares for future sale, could adversely affect the prevailing market price of our common stock and could cause the market price of our common stock to remain low for a substantial amount of time. We cannot foresee the impact of such potential sales on the market, but it is possible that if a significant percentage of such available shares were attempted to be sold within a short period of time, the market for our shares would be adversely affected. It is also unclear whether or not the market for our common stock could absorb a large number of attempted sales in a short period of time, regardless of the price at which they might be offered. Even if a substantial number of sales do not occur within a short period of time, the mere existence of this “market overhang” could have a negative impact on the market for our common stock and our ability to raise additional capital.

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Because you may not revoke or change your exercise of the subscription rights, you could be committed to buying shares above the prevailing value at the time the rights offering is completed.

Once you exercise your subscription rights, you may not revoke or change the exercise. The value of our common stock may decline before the subscription rights expire. If you exercise your subscription rights, and, afterwards, the trading price of our common stock decreases below the $1.35 per share subscription price, you will have committed to buying shares of our common stock at a price above the prevailing trading price and could have an immediate unrealized loss. Our common stock is traded on the NASDAQ Capital Market under the symbol, “HOTR,” and the closing sale price of our common stock on the NASDAQ Capital Market on September 2, 2015 was $1.42 per share. There can be no assurance that the trading price of our common stock will equal or exceed this price at the time you exercise your subscription rights or at the expiration of the subscription rights offering period.

PROSPECTUS SUPPLEMENT SUMMARY

The Company

Chanticleer was organized in October 1999 under the laws of the State of Delaware using the original name Tulvine Systems, Inc. The Company previously had limited operations and was considered a development stage company until July 2005. In May 2005, Tulvine Systems, Inc. merged with and changed its name to Chanticleer Holdings, Inc.

Our Business

The Company is in the business of owning, operating and franchising fast casual dining concepts domestically and internationally.

Restaurant Brands

Hooters

Hooters restaurants are casual beach-themed establishments that feature music, sports on large flat screens, and a menu that includes seafood, sandwiches, burgers, salads, Hooters original chicken wings and the “nearly world famous” Hooters Girls. The menu of each location can vary with the local tastes. Hooters began in 1983 with its first restaurant in Clearwater, Florida. From the original restaurant and licensee Robert Brooks, Hooters has become a global brand, with 430 Hooters restaurants in more than 28 countries.

Chanticleer currently owns, in whole or part, the exclusive franchise rights to develop and operate Hooters restaurants in South Africa, Hungary, Poland, Brazil, Australia and the United Kingdom. The Company currently owns and operates in whole or part of 13 Hooters restaurants.

We expect to either own 100% of the Hooters franchise or partner with a local franchisee in the countries we target. We are focused on expanding our Hooters operations in the following areas: United Kingdom, South Africa, Brazil, Hungary, Poland and Australia. We may also expand in the United States if the opportunity presents itself.

American Burger Company

In September 2013, we acquired all of the outstanding shares of American Roadside Burgers, Inc., which we are operating under the brand name American Burger Company (“ABC”). ABC focuses on American food menu offerings, which include its signature burgers, turkey and veggie burgers, chicken sandwiches, wings, a variety of salads and homemade milkshakes. ABC is a fast casual concept, with a warm and relaxing atmosphere and a strong focus on customer service. Each restaurant features a nostalgic “Made in America” feel with sustainable features throughout, including reclaimed barn siding on the walls and floors and chairs made from recycled materials. The first ABC location opened in 2006 in Smithtown, New York, and it has expanded to two locations in Charlotte, North Carolina, one location in Columbia, South Carolina and one location in Greenville, South Carolina.

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The Burger Company

On September 9, 2014, the Company acquired The Burger Company in Charlotte, North Carolina, an award winning casual burger joint in the fast growing better-burger space, which is an integral step in the Company’s strategic growth plan to take the better-burger category into its international markets.

Just Fresh

In November 2013, we acquired a majority (51%) interest in each of JF Restaurants, LLC and JF Franchising Systems, LLC, owners of Just Fresh, a Charlotte, North Carolina-based casual dining concept. Just Fresh opened its first café in 1993 and has expanded to seven restaurants in the Charlotte, North Carolina area. The menu consists of fresh, health-conscious items such as salads, wraps, sandwiches, soups, freshly baked items and smoothies. In December 2013, we acquired an additional five percent (5%) interest in each of JF Restaurants, LLC and JF Franchising Systems, LLC, bringing our total ownership to 56% of each entity as of December 31, 2014. In November 2014, we opened our latest Just Fresh location in the Ballantyne Corporate Place in Charlotte, North Carolina.

Recent Restaurant Acquisitions

On March 15, 2015, the Company purchased the assets of BGR Holdings, LLC, through a wholly owned subsidiary of the Company. Our subsidiary acquired substantially all of the assets of BGR, including the ownership interests of a franchising subsidiary, an operating subsidiary and various restaurant locations engaged in the fast casual hamburger restaurant business under the name “BGR The Burger Joint” in Maryland, Virginia, and Washington DC. BGR operated nine company-owned stores and 11 franchisee-owned stores at the time of acquisition. After the acquisition, BGR recently opened an additional franchise–owned store, its second international franchise located in Kuwait.

On July 1, 2015, the Company acquired substantially all of the assets, including ownership interests of a franchising subsidiary, an operating subsidiary and four restaurant locations engaged in the fast casual hamburger restaurant business under the name “BT’s Burger Joint” from BT’s Burgerjoint Management, LLC.

Restaurant Acquisitions Under Contract

On July 31, 2015, we entered into an agreement to acquire various entities operating eight Little Big Burger restaurants in the State of Oregon from LBB Acquisition, LLC. We agreed to pay a purchase price consisting of $3.6 million in cash and shares of the Company’s common stock, $0.0001 par value per share, equal to $2.5 million in the aggregate. Closing of the acquisition is expected to occur on or before September 30, 2015 and is dependent on customary closing conditions.

Following the appointment of voluntary administrators to review the affairs and assess the financial condition of the Company’s Hooters Australia stores and Darling Harbor Margaritaville, a store owned in part by the Company’s former partner in the Hooters Australia stores, the Company and a new business partner negotiated with the administrators and have reached an agreement to purchase of the assets of the Hooters Australia and Darling Harbor Margaritaville stores. The Company and its new partner in Australia have established new legal entities for the purpose of purchasing the assets from administration, holding the franchise rights for Hooters and the Darling Harbor Margaritaville and operating the stores. Through these entities, the Company’s ownership in the Hooters Australia stores will be 80%, the Company’s ownership in the Darling Harbor Margaritaville store will be 50% and the Company will obtain ownership of certain gaming machines and gaming licenses located at the Darling Harbor Margaritaville store. The Company will continue to receive 100% of the gaming revenue from these gaming machines and licenses. The closings are contingent upon the assumption of leases, franchise agreements and other customary closing conditions. The Company and its partner have agreed jointly to indemnify the administrators and sellers against any losses or claims resulting from their non-performance. The funds required to complete these acquisitions are approximately $900,000 for the Hooters Australia stores and approximately $1.4 million for Darling Harbor Margaritaville.

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Corporate Information

Our principal executive offices are located at 7621 Little Avenue, Suite 414, Charlotte, North Carolina 28226. Our telephone number is (704) 366-5122. Our corporate website is www.chanticleerholdings.com. Information contained in or accessible through our website is not part of this prospectus supplement. Our transfer agent is Securities Transfer Corp., telephone (469) 633-0101.

Summary of the Rights Offering

The following summary describes the principal terms of the rights offering, but is not intended to be complete. See the information under the heading “The Rights Offering” in this prospectus for a more detailed description of the terms and conditions of the rights offering.

Securities Offered	We are distributing, at no charge, to holders of our common stock as of the record date for the rights offering, non-transferable subscription rights to purchase up to 7,407,407 shares of our common stock. You will receive one subscription right for each share of common stock owned at 4:00 p.m., Eastern time, on September 1, 2015, which is three trading days before the record date of September 4, 2015.

Basic Subscription Privilege	The basic subscription privilege of each subscription right will entitle you to purchase one share of our common stock at a subscription price of $1.35 per share plus an unlimited over-subscription privilege.

Over-Subscription Privilege

You must purchase all of the shares of common stock available to you pursuant to your basic subscription privilege in order to also exercise the over-subscription privilege to purchase unsubscribed shares. Both the basic subscription privilege and the over-subscription privilege are subject to the availability and pro rata allocation of the unsubscribed shares among participants. To the extent the unsubscribed shares are not sufficient to satisfy all of the properly exercised subscription privileges, then the unsubscribed shares will be prorated among those who properly exercised their subscription privileges based on the number of shares each person subscribed for under the basic subscription privilege. If this pro rata allocation results in any person receiving a greater number of unsubscribed shares than the person subscribed for, then such person will be allocated only that number of unsubscribed shares for which the person subscribed, and the remaining unsubscribed shares will be allocated among all other participants. The proration process will be repeated until all unsubscribed shares have been allocated or all subscriptions have been fulfilled, whichever occurs earlier.

Limitations on Exercise	In the event that the exercise by a stockholder of the basic subscription privilege or the over-subscription privilege could, as determined by the Company in its sole discretion, potentially result in a limitation on the Company’s ability to use net operating losses, tax credits and other tax attributes, which we refer to as the “Tax Attributes,” under the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, and rules promulgated by the Internal Revenue Service, the Company may, but is under no obligation to, reduce the exercise by such stockholder of the basic subscription privilege or the over-subscription privilege to such number of shares of common stock as the Company in its sole discretion shall determine to be advisable in order to preserve the Company’s ability to use the Tax Attributes.

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Record Date	4:00 p.m., Eastern time, on September 4, 2015

Ownership Date	4:00 p.m., Eastern time, on September 1, 2015

Expiration of the Rights Offering	5:00 p.m., Eastern time, on September 18, 2015

Subscription Price	$1.35 per share, payable in cash. To be effective, any payment related to the exercise of a right must clear prior to the expiration of the rights offering.

Use of Proceeds	We are conducting the rights offering to raise capital that we intend to use fund strategic acquisitions currently under contract and for working capital and general corporate purposes. See “Use of Proceeds”.

Non-Transferability of Rights	The subscription rights may not be sold, transferred or assigned and will not be listed for trading on any stock exchange or market.

No Board Recommendation	Although our directors may invest their own money in the rights offering, our board of directors is making no recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

No Revocation	All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights and even if the rights offering is extended by our board of directors. However, if we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms of the rights offering set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at a subscription price of $1.35 per share.

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U.S. Federal Income Tax Considerations	For U.S. federal income tax purposes, you generally should not recognize income or loss in connection with the receipt or exercise of subscription rights unless the rights offering is part of a “disproportionate distribution” within the meaning of applicable tax rules (in which case you may recognize taxable income upon receipt of the subscription rights). We believe that the rights offering should not be part of a disproportionate distribution, but certain aspects of that determination are unclear. This position is not binding on the Internal Revenue Service (the “IRS”) or the courts, however. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of subscription rights and the receipt, ownership and disposition of our common stock. For further information, please see “Material U.S. Federal Income Tax Consequences”.

Extension, Cancellation and Amendment	We have the option to extend the rights offering and the period for exercising your subscription rights for a period not to exceed 30 days, at our sole discretion, in which case the offering would continue on a subscriptions first-in, first served basis, calculated on a daily basis with the potential for pro-rata allocation of shares among participants subscribing on the last day the offering remains open. We do not presently intend to extend the right offering. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern time, on the next business day after the most recently announced expiration time of the rights offering. We will extend the duration of the rights offering as required by applicable law or regulation and may choose to extend it if we decide to give investors more time to exercise their subscription rights in the rights offering. If we elect to extend the rights offering for a period of more than 30 days, then holders who have subscribed for rights may cancel their subscriptions and receive a refund of all money advanced.

Our board of directors may cancel the rights offering at any time prior to the expiration of the rights offering for any reason. In the event that the rights offering is cancelled, we will issue a press release notifying stockholders of the cancellation and all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

Our board of directors also reserves the right to amend or modify the terms of the rights offering. If we should make any fundamental changes to the terms of the rights offering set forth in this prospectus, we will offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder and recirculate an updated prospectus. In addition, upon such event, we may extend the expiration date of the rights offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offering and the new expiration date. The terms of the rights offering cannot be modified or amended after the expiration date of the rights offering. Although we do not presently intend to do so, we may choose to amend or modify the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering. Such amendments or modifications may include a change in the subscription price, although no such change is presently contemplated.

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Procedures for Exercise

To exercise your subscription rights, you must complete the rights certificate and deliver it to the subscription agent, Securities Transfer Corp., together with full payment for all the subscription rights you elect to exercise under the basic subscription privilege and over-subscription privilege. You may deliver the documents and payments by mail or commercial carrier. If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

If you cannot deliver your rights certificate to the subscription agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures described under “The Rights Offering—Guaranteed Delivery Procedures”.

Subscription Agent	Securities Transfer Corp.

Information Agent	Okapi Partners LLC

Dealer-Manager	Source Capital Group, Inc.

Shares Outstanding Before the Rights Offering	14,599,266 shares of our common stock were outstanding as of September 2, 2015

Shares Outstanding After the Rights Offering

We expect to issue 7,407,407 shares of our common stock in the rights offering through the exercise of subscription rights. After the rights offering, we anticipate that we will have approximately 22,006,673 shares of our common stock outstanding.

Risk Factors	You should carefully read and consider the risk factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and in the “Risk Factors” section beginning on page S-10 of this prospectus, together with all of the other information included in or incorporated by reference into this prospectus, before you decide to exercise your subscription rights to purchase shares of our common stock.

Fees and Expenses

We will pay all fees charged by the subscription agent and the information agent in connection with the rights offering. We will also pay the fees and commissions charged by Source Capital Group, Inc. acting as the dealer-manager. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights.

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Distribution Arrangements

Source Capital Group, Inc. will act as dealer-manager for this rights offering. Under the terms and subject to the conditions contained in the dealer-manager agreement, Source Capital will provide marketing assistance in connection with this offering. We have agreed to pay Source Capital certain fees for acting as dealer-manager. Source Capital is not underwriting any of the rights or the shares of our common stock being sold in this offering and does not make any recommendation with respect to such rights or shares, including with respect to the exercise of such rights. Source Capital will not be subject to any liability to us in rendering the services contemplated by the dealer-manager agreement except for any act of bad faith or gross negligence of Source Capital.

NASDAQ Capital Market Trading Symbol	HOTR

Questions	If you have any questions about the rights offering, including questions about subscription procedures and requests for additional copies of this prospectus or other documents, please contact the subscription agent, Securities Transfer Corp., at (469) 633-0101 or the information agent, Okapi Partners LLC, at (212) 297-0720, (877) 869-0171 (toll free) or hotr@okapipartners.com.

Summary Financial Information

The selected consolidated financial data presented below should be read in conjunction with our consolidated financial statements and the notes to the consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated herein by reference.

Our revenues, net loss and comprehensive loss for the fiscal years ended December 31, 2014 and December 31, 2013 and for the six months ended June 30, 2015 and June 30, 2014 were as follows:

	Fiscal Years Ended December 31,		Six Months Ended June 30,
	2014	2013	2015	2014
Revenues	$29,843,434	$8,247,487	$19,464,184	$11,893,343
Net loss	$(6,403,371)	$(5,214,119)	$(5,214,215)	$(2,861,374)
Comprehensive Loss	$(7,972,910)	$(5,119,751)	$(6,678,941)	$(2,825,736)

[continued on following page]

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2015, on an actual basis and on an adjusted basis to give effect to the rights offering, assuming gross proceeds from the rights offering of $10 million and before deducting the estimated offering expenses. You should read this table together with the information under the heading “Management’s Discussion and Analysis of Results of Operations and Financial Condition” included in our Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Reports on Form 10Q for the quarterly periods ended March 31, 2015 and June 30, 2015, which are incorporated herein by reference. We are unable to predict the actual level of participation in the rights offering.

	As of June 30, 2015
	Actual	As Adjusted Assuming 100% Participation
Cash	$2,808,181	$11,908,181

LONG TERM LIABILITIES
Convertible notes payable, net of discount of $1,237,727	2,012,274	2,012,274
Capital leases payable, less current maturities	40,393	40,393
Deferred rent	1,955,636	1,955,636
Deferred tax liabilities	618,220	618,220
Long-term debt, less current maturities	2,867,180	2,867,180
TOTAL LONG-TERM LIABILITIES	21,158,044	21,158,044

Stockholders’ equity:
Preferred stock: no par value; authorized 5,000,000 shares; none issued and outstanding	-	-
Common stock: $0.0001 par value; authorized 45,000,000 shares; issued and outstanding 13,681,330 shares at June 30, 2015	1,368	2,109
Additional paid in capital	46,040,386	55,139,645
Other comprehensive income	-3,122,634	-3,122,634
Accumulated deficit	-26,123,649	-26,123,649
Non-controlling interest	4,818,673	4,818,673
TOTAL STOCKHOLDERS’ EQUITY	21,614,144	30,714,144
TOTAL CAPITALIZATION	$42,772,188	$51,872,188

(1) Assumes the rights offering is fully subscribed, of which no assurance can be given.

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DILUTION

Purchasers of our common stock in the rights offering will experience an immediate and substantial dilution of the net tangible book value of the shares purchased. At June 30, 2015, we had a net tangible book value of approximately $(0.02) per share of our common stock. After giving effect to the sale of 7,407,407 shares of our common stock in the rights offering and after deducting transaction and offering expenses, the pro forma net tangible book value at June 30, 2015 attributable to common stockholders would have been $0.42 per share of our common stock. This amount represents an immediate dilution to purchasers in the rights offering of $0.93. The following table illustrates this per-share dilution.

Subscription price	$1.35
Net tangible book value per share prior to the rights offering	$(0.02)
Increase per share attributable to the rights offering	$0.44
Pro forma net tangible book value per share after the rights offering	$0.42
Dilution in net tangible book value per share to purchasers	$0.93

THE RIGHTS OFFERING

Please read the following information concerning the subscription rights in conjunction with the statements under “Description of Rights” in this prospectus, which the following information supplements.

The Subscription Rights

We are distributing to the record holders of our common stock as of the record date non-transferable subscription rights to purchase shares of our common stock. The subscription price of $1.35 per share represents a 9% discount to the volume weighted average price of our common stock for the following three trading days: August 27, 2015, August 28, 2015 and August 31, 2015. The closing sales price of our common stock on September 2, 2015, was $1.42. The subscription rights will entitle the holders of our common stock as of the record date for the rights offering to purchase up to an aggregate of approximately 7,407,407 shares of our common stock for an aggregate purchase price up to approximately $10 million.

Each holder of record of our common stock as of the record date for the rights offering will receive one subscription right for each share of our common stock owned by such holder as of 4:00 p.m., Eastern time, on the record date. The dividend of the subscription rights settles in three trading days, so in order to be considered a shareholder of record on the record date you must own the stock in your brokerage account as of 4:00 p.m., Eastern time, on September 1, 2015 or be a certificate holder on such date or have converted or exercised an existing security into common stock by such date.

Each subscription right will entitle the holder to a basic subscription privilege and an over-subscription privilege, which are described below.

Basic Subscription Privilege

The basic subscription privilege of each subscription right gives our stockholders of record as of the record date the opportunity to purchase one share of our common stock at a subscription price of $1.35 per share plus an unlimited over-subscription privilege to purchase any shares of common stock that are not purchased by stockholders through the exercise of their basic subscription privileges. We have granted to you, as a stockholder of record as of 4:00 p.m., Eastern time, on the record date, one subscription right for each share of our common stock you owned at that time. For example, if you owned 100 shares of our common stock as of 4:00 p.m., Eastern time, on the record date, you would receive 100 subscription rights and would have the right to purchase 100 shares of common stock for $1.35 per share with your basic subscription privilege plus an unlimited over-subscription privilege. You may exercise the basic subscription privilege of any number of your subscription rights, or you may choose not to exercise any subscription rights.

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If you hold your shares in the name of a broker, custodian bank, dealer or other nominee who uses the services of the Depository Trust Company, or DTC, DTC will issue one subscription right to the nominee for each share of our common stock you own at the record date. The basic subscription privilege of each subscription right can then be used to purchase one share of common stock for $1.35 per share. As in the example above, if you owned 100 shares of our common stock on the record date, you would receive 100 subscription rights and would have the right to purchase 100 shares of common stock for $1.35 per share with your basic subscription privilege plus an unlimited over-subscription privilege.

Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

Over-Subscription Privilege

The over-subscription privilege provides stockholders that exercise all of their basic subscription privileges the opportunity to purchase the shares that are not purchased by other stockholders. You must purchase all of the shares of common stock available to you pursuant to your basic subscription privilege in order to also exercise the over-subscription privilege to purchase unsubscribed shares. Both the basic subscription privilege and the over-subscription privilege are subject to the availability and pro rata allocation of the unsubscribed shares among participants. To the extent the unsubscribed shares are not sufficient to satisfy all of the properly exercised subscription privileges, then the unsubscribed shares will be prorated among those who properly exercised their subscription privileges based on the number of shares each person subscribed for under the basic subscription privilege. If this pro rata allocation results in any person receiving a greater number of unsubscribed shares than the person subscribed for, then such person will be allocated only that number of unsubscribed shares for which the person subscribed, and the remaining unsubscribed shares will be allocated among all other participants. The proration process will be repeated until all unsubscribed shares have been allocated or all subscriptions have been fulfilled, whichever occurs earlier.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock available to you, assuming that no stockholder other than you has purchased any shares of our common stock pursuant to their basic subscription privilege and over-subscription privilege.

We can provide no assurances that there will be enough shares available to purchase the number of shares of common stock issuable upon the exercise of your basic subscription privilege or your over-subscription privilege in full at the expiration of the rights offering. We will not be able to satisfy your exercise of the basic subscription privilege if all of our stockholders exercise their basic subscription privileges in full, and we will only honor an over-subscription privileges to the extent sufficient unsubscribed shares are available following the exercise of subscription rights under the basic subscription privilege.

● To the extent the aggregate subscriptions available to you pursuant to the subscription privileges is less than the amount you actually paid in connection with the exercise of the privileges, you will be allocated only the number of unsubscribed shares available to you as soon as practicable after the expiration of the rights offering, and your excess subscription payment received by the subscription agent will be returned, without interest, as soon as practicable.

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● To the extent the amount you actually paid in connection with the exercise of the subscription privileges is less than the aggregate subscription price of the maximum number of shares available to you, you will be allocated the number of shares for which you actually paid in connection with the privilege.

Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

Limitation on Exercise of Basic Subscription Privilege and Over-Subscription Privilege

In the event that the exercise by a stockholder of the basic subscription privilege or the over-subscription privilege could, as determined by us in our sole discretion, potentially result in a limitation on our ability to use net operating losses, tax credits and other tax attributes, which we refer to as the “Tax Attributes,” under the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, and rules promulgated by the Internal Revenue Service, we may, but are under no obligation to, reduce the exercise by such stockholder of the basic subscription privilege or the over-subscription privilege to such number of shares of common stock as we in our sole discretion shall determine to be advisable in order to preserve the Company’s ability to use the Tax Attributes.

Reasons for the Rights Offering

In authorizing the rights offering, our board of directors carefully evaluated our need for liquidity, financial flexibility and additional capital. Our board of directors also considered several alternative capital raising methods prior to concluding that the rights offering was the appropriate alternative under the circumstances. We are conducting the rights offering to raise capital that we intend to use for general corporate purposes, which may include funding our growth plan, working capital and capital expenditures and funding our operations until we become cash flow positive from operations (excluding capital expenditures). Although we believe that the rights offering will strengthen our financial condition, our board of directors is making no recommendation regarding your exercise of the subscription rights.

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be cancelled or modified, even if the rights offering is extended by our board of directors. However, if we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms of the rights offering set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced. You may exercise your subscription rights as follows:

Subscription by Registered Holders

You may exercise your subscription rights by properly completing and executing the rights certificate together with any required signature guarantees and forwarding it, together with your full subscription payment, to the subscription agent at the address set forth below under “subscription agent”, prior to the expiration of the rights offering.

Subscription by DTC Participants

We expect that the exercise of your subscription rights may be made through the facilities of DTC. If your subscription rights are held of record through DTC, you may exercise your subscription rights by instructing DTC, or having your broker instruct DTC, to transfer your subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of subscription rights you are exercising and the number of shares of our common stock you are subscribing for under your basic subscription privilege and your over-subscription privilege, if any, and your full subscription payment.

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Subscription by Beneficial Owners

If you are a beneficial owner of shares of our common stock that are registered in the name of a broker, custodian bank or other nominee, or if you hold our common stock certificates and would prefer to have an institution conduct the transaction relating to the subscription rights on your behalf, you should instruct your broker, custodian bank or other nominee or institution to exercise your subscription rights and deliver all documents and payment on your behalf prior to 5:00 p.m., Eastern time, on September 18, 2015, which is the expiration of the rights offering. Your subscription rights will not be considered exercised unless the subscription agent receives from you, your broker, custodian bank, nominee or institution, as the case may be, all of the required documents and your full subscription payment prior to 5:00 p.m., Eastern time, on September 18, 2015.

Payment Method

Payments must be made in full in U.S. currency by:

●	check or bank draft payable to Securities Transfer Corp., the subscription agent, drawn upon a U.S. bank;

●	postal, telegraphic or express money order payable to the subscription agent; or

●	wire transfer of immediately available funds to accounts maintained by the subscription agent.

Payments received after the expiration of the rights offering will not be honored, and the subscription agent will return your subscription payment to you, without interest, as soon as practicable. The subscription agent will be deemed to receive payment upon:

●	clearance of any uncertified check deposited by the subscription agent;

●	receipt by the subscription agent of any certified check bank draft drawn upon a U.S. bank;

●	receipt by the subscription agent of any postal, telegraphic or express money order; or

●	receipt of collected funds in the subscription agent’s account.

If you elect to exercise your subscription rights, we urge you to consider using a certified or cashier’s check, money order or wire transfer of funds to ensure that the subscription agent receives your funds prior to the expiration of the rights offering. If you send an uncertified check, payment will not be deemed to have been received by the subscription agent until the check has cleared, but if you send a certified check bank draft drawn upon a U.S. bank, a postal, telegraphic or express money order or wire or transfer funds directly to the subscription agent’s account, payment will be deemed to have been received by the subscription agent immediately upon receipt of such instruments and wire or transfer.

Any personal check used to pay for shares of our common stock in the rights offering must clear the appropriate financial institutions prior to 5:00 p.m., Eastern time, on September 18, 2015, which is the expiration of the rights offering. The clearinghouse may require five or more business days. Accordingly, holders that wish to pay the subscription price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration of the rights offering to ensure such payment is received and clears by such date.

You should read the instruction letter accompanying the rights certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS TO US. Except as described below under “Guaranteed Delivery Procedures”, we will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, and not by the subscription agent or us.

The method of delivery of rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to the expiration of the rights offering.

Unless a rights certificate provides that the shares of our common stock are to be delivered to the record holder of such rights or such certificate is submitted for the account of a bank or a broker, signatures on such rights certificate must be guaranteed by an “eligible guarantor institution”, as such term is defined in Rule 17Ad-15 under the Securities Exchange Act, subject to any standards and procedures adopted by the subscription agent.

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Missing or Incomplete Subscription Information

If you do not indicate the number of subscription rights being exercised, or the subscription agent does not receive the full subscription payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription payment you delivered to the subscription agent. If we do not apply your full subscription payment to your purchase of shares of our common stock, any excess subscription payment received by the subscription agent will be returned to you, without interest, as soon as practicable.

Expiration Date and Amendments

The subscription period during which you may exercise your subscription rights expires at 5:00 p.m., Eastern time, on September 18, 2015, which is the expiration of the rights offering. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares of our common stock to you if the subscription agent receives your rights certificate or your subscription payment after that time, regardless of when the rights certificate and subscription payment were sent, unless you send the documents in compliance with the guaranteed delivery procedures described below. We may extend the offering up to an additional 30 days, at our sole discretion, in which case the offering would continue on a subscriptions first-in, first served basis, calculated on a daily basis with the potential for pro-rata allocation of shares among participants subscribing on the last day the offering remains open. We do not presently intend to do so extend the rights offering. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern time, on the next business day after the most recently announced expiration time of the rights offering. We will extend the duration of the rights offering as required by applicable law or regulation and may choose to extend it if we decide to give investors more time to exercise their subscription rights in the rights offering. If we elect to extend the rights offering for a period of more than 30 days, then holders who have subscribed for rights may cancel their subscriptions and receive a refund of all subscription payments advanced.

Our board of directors also reserves the right to amend or modify the terms of the rights offering. If we should make any fundamental changes to the terms of the rights offering set forth in this prospectus, we will offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any subscription payments advanced by such stockholder and recirculate an updated prospectus. In addition, upon such event, we may extend the expiration date of the rights offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offering and the new expiration date. The terms of the rights offering cannot be modified or amended after the expiration date of the rights offering. Although we do not presently intend to do so, we may choose to amend or modify the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering. Such amendments or modifications may include a change in the subscription price, although no such change is presently contemplated.

Subscription Price

In determining the subscription price, our board of directors considered a number of factors, including: the likely cost of capital from other sources, the price at which our stockholders might be willing to participate in the rights offering, historical and current trading prices for our common stock, our need for liquidity and capital and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis.

In conjunction with its review of these factors, our board of directors also reviewed a range of discounts to market value represented by the subscription prices in various prior rights offerings of public companies. The subscription price was established at a price of $1.35 per share, representing a 9% discount to the volume weighted average price of our common stock for the following three trading days: August 27, 2015, August 28, 2015 and August 31, 2015. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common stock to be offered in the rights offering. We cannot assure you that the market price of our common stock will not decline during or after the rights offering. We also cannot assure you that you will be able to sell shares of our common stock purchased during the rights offering at a price equal to or greater than the subscription price. We urge you to obtain a current quote for our common stock before exercising your subscription rights.

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Conditions, Withdrawal and Termination

We reserve the right to withdraw the rights offering prior to the expiration of the rights offering for any reason. We may terminate the rights offering, in whole or in part, if at any time before completion of the rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate, cancel or withdraw the rights offering, in whole or in part, we will issue a press release notifying the stockholders of such event, all affected subscription rights will expire without value, and all excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable following such termination, cancellation or withdrawal.

Cancellation Rights

Our board of directors may cancel the rights offering at any time prior to the time the rights offering expires for any reason. If we cancel the rights offering, we will issue a press release notifying stockholders of the cancellation and all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

Subscription Agent

The subscription agent for this offering is Securities Transfer Corp. The address to which subscription documents, rights certificates, notices of guaranteed delivery and subscription payments other than wire transfers should be mailed or delivered is 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034.

If you deliver subscription documents, rights certificates or notices of guaranteed delivery in a manner different than that described in this prospectus, then we may not honor the exercise of your subscription rights.

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of our common stock or for additional copies of this prospectus to the information agent, Okapi Partners LLC, at (212) 297-0720, (877) 869-0171 (toll free) or hotr@okapipartners.com.

Fees and Expenses

We will pay all fees charged by the subscription agent and the information agent in connection with the rights offering. We will also pay commissions and fees of Source Capital Group, Inc. acting as the dealer-manager. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights.

Medallion Guarantee May Be Required

Your signature on each subscription rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

●	your subscription rights certificate provides that shares are to be delivered to you as record holder of those subscription rights; or

●	you are an eligible institution.

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You can obtain a signature guarantee from a financial institution—such as a commercial bank, savings, bank, credit union or broker dealer—that participates in one of the Medallion signature guarantee programs. The three Medallion signature guarantee programs are the following:

●	Securities Transfer Agents Medallion Program (STAMP), whose participants include more than 7,000 U.S. and Canadian financial institutions;

●	Stock Exchanges Medallion Program (SEMP), whose participants include the regional stock exchange member firms and clearing and trust companies; and

●	New York Stock Exchange Medallion Signature Program (MSP), whose participants include NYSE member firms. If a financial institution is not a member of a recognized Medallion signature guarantee program, it would not be able to provide signature guarantees. Also, if you are not a customer of a participating financial institution, it is likely the financial institution will not guarantee your signature. Therefore, the best source of a Medallion signature guarantee would be a bank, savings and loan association, brokerage firm or credit union with whom you do business. The participating financial institution will use a Medallion imprint or stamp to guarantee your signature, indicating that the financial institution is a member of a Medallion signature guarantee program and is an acceptable signature guarantor.

Notice to Nominees

If you are a broker, custodian bank or other nominee holder that holds shares of our common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificate and submit it to the subscription agent with the proper subscription payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification” which is provided with your rights offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.

Beneficial Owners

If you are a beneficial owner of shares of our common stock or will receive your subscription rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you. If you hold certificates of our common stock directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. To indicate your decision with respect to your subscription rights, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owners Election Form”. You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the nominee as soon as possible and request that a separate subscription rights certificate be issued to you. You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

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If you wish to exercise subscription rights, but you do not have sufficient time to deliver the rights certificate evidencing your subscription rights to the subscription agent prior to the expiration of the rights offering, you may exercise your subscription rights by the following guaranteed delivery procedures:

●	deliver to the subscription agent prior to the expiration of the rights offering the subscription payment for each share you elected to purchase pursuant to the exercise of subscription rights in the manner set forth above under “—Payment Method”;

●	deliver to the subscription agent prior to the expiration of the rights offering the form entitled “Notice of Guaranteed Delivery”; and

●	deliver the properly completed rights certificate evidencing your subscription rights being exercised and the related nominee holder certification, if applicable, with any required signatures guaranteed, to the subscription agent within three (3) business days following the date you submit your Notice of Guaranteed Delivery.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the “Form of Instructions for Use of Chanticleer Holdings, Inc. Subscription Rights Certificates”, which will be distributed to you with your rights certificate. Your Notice of Guaranteed Delivery must include a signature guarantee from an eligible institution acceptable to the subscription agent. A form of that guarantee is included with the Notice of Guaranteed Delivery.

In your Notice of Guaranteed Delivery, you must provide:

●	your name;

●	the number of subscription rights represented by your rights certificate, the number of shares of our common stock for which you are subscribing under your basic subscription privilege, and the number of shares of our common stock for which you are subscribing under your over-subscription privilege, if any; and

●	your guarantee that you will deliver to the subscription agent a rights certificate evidencing the subscription rights you are exercising within three (3) business days following the date the subscription agent receives your Notice of Guaranteed Delivery.

You may deliver your Notice of Guaranteed Delivery to the subscription agent in the same manner as your rights certificate at the address set forth above under “—Subscription Agent.” You may alternatively transmit your Notice of Guaranteed Delivery to the subscription agent by facsimile transmission at (469) 633-0088. To confirm facsimile deliveries, you may call (469) 633-0101.

The information agent will send you additional copies of the form of Notice of Guaranteed Delivery if you need them. You should call Okapi Partners LLC at (212) 297-0720 or (877) 869-0171 (toll free) to request additional copies of the form of Notice of Guaranteed Delivery.

Transferability of Subscription Rights

The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone. The subscription rights will not be listed for trading on any stock exchange or market.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. In resolving all such questions, we will review the relevant facts, consult with our legal advisors and we may request input from the relevant parties. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights and even if the rights offering is extended by our board of directors, and we will not accept any alternative, conditional or contingent subscriptions or directions. However, if we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms of the rights offering set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither we nor the subscription agent shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the rights offering, only when a properly completed and duly executed rights certificate and any other required documents and the full subscription payment have been received by the subscription agent. Our interpretations of the terms and conditions of the rights offering will be final and binding.

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Escrow Arrangements; Return of Funds

The subscription agent will hold funds received in payment for shares of our common stock in a segregated account pending completion of the rights offering. The subscription agent will hold this money in escrow until the rights offering is completed or is withdrawn and canceled. If the rights offering is canceled for any reason, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable. In addition, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable, if subscribers decide to cancel their subscription rights in the event that we extend the rights offering for a period of more than 30 days after the expiration date or if there is a fundamental change to the terms of the rights offering. If the rights offering is extended, the subscription agent will release funds received prior to commencement of the extension period and on a daily basis until the rights offering expires or is terminated.

Stockholder Rights

You will have no rights as a holder of the shares of our common stock you purchase in the rights offering, if any, until certificates representing the shares of our common stock are issued to you. You will have no right to revoke your subscriptions after you deliver your completed rights certificate, the full subscription payment and any other required documents to the subscription agent.

Foreign Stockholders

We will not mail this prospectus or rights certificates to stockholders with addresses that are outside the United States or that have an army post office or foreign post office address. The subscription agent will hold these rights certificates for their account. To exercise subscription rights, our foreign stockholders must notify the subscription agent prior to 11:00 a.m., Eastern time, at least three business days prior to the expiration of the rights offering and demonstrate to the satisfaction of the subscription agent that the exercise of such subscription rights does not violate the laws of the jurisdiction of such stockholder.

No Revocation or Change

Once you submit the form of rights certificate to exercise any subscription rights, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights and even if the rights offering is extended by our board of directors. However, if we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms of the rights offering set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at the subscription price.

Regulatory Limitation

We will not be required to issue to you shares of our common stock pursuant to the rights offering if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares and if, at the time the rights offering expires, you have not obtained such clearance or approval.

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U.S. Federal Income Tax Treatment of Rights Distribution

We believe that our distribution and any stockholder’s receipt and exercise of these subscription rights to purchase shares of our common stock generally should not be taxable to our stockholders for the reasons described below in “Material U.S. Federal Income Tax Consequences.”

No Recommendation to Rights Holders

Our board of directors is making no recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

Listing

The subscription rights will not be listed for trading on any stock exchange or market. The shares of our common stock issuable upon exercise of the subscription rights will trade on NASDAQ under the symbol “HOTR”.

Shares of Our Common Stock Outstanding After the Rights Offering

Assuming no options are exercised prior to the expiration of the rights offering and full participation in the rights offering, we expect approximately 22,006,673 shares of our common stock will be outstanding immediately after completion of the rights offering.

Other Matters

We are not making the rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our common stock from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights. We may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your subscription privileges in order to comply with state securities laws. We may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights, you will not be eligible to participate in the rights offering. However, we are not currently aware of any states or jurisdictions that would preclude participation in the rights offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section describes the material U.S. federal income tax consequences, as of the date of this prospectus, to U.S. holders (as defined below) of the receipt and exercise (or expiration) of the subscription rights acquired through the rights offering and the receipt, ownership and sale of the shares of common stock received upon exercise of the basic subscription privilege or, if applicable, the over-subscription privilege.

This section applies to you only if you are a U.S. holder (as defined below), acquire your subscription rights in the rights offering and hold your subscription rights or shares of common stock issued to you upon exercise of the basic subscription privilege or, if applicable, the over-subscription privilege as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This section does not apply to you if you are not a U.S. holder or if you are a member of a special class of holders subject to special rules, including, without limitation, financial institutions, regulated investment companies, real estate investment trusts, holders who are dealers in securities or foreign currency, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, tax-exempt organizations, insurance companies, persons liable for alternative minimum tax, holders who hold common stock as part of a hedge, straddle, conversion, constructive sale or other integrated security transaction, holders whose functional currency is not the U.S. dollar, or holders who received our common stock on which the subscription rights are distributed in satisfaction of our indebtedness.

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This section is based upon the Code, the Treasury Regulations promulgated thereunder, legislative history, judicial authority and published rulings, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the IRS, so as to result in U.S. federal income tax consequences different from those discussed below. The discussion that follows neither binds nor precludes the IRS from adopting a position contrary to that expressed in this prospectus, and we cannot assure you that such a contrary position could not be asserted successfully by the IRS or adopted by a court if the position was litigated. We have not sought, and will not seek, a ruling from the IRS regarding the rights offering. This section does not address any tax consequences under foreign, state or local tax laws.

You are a U.S. holder if you are a beneficial owner of subscription rights or common stock and you are:

●	An individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence test under section 7701(b) of the Code.

●	A corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized, or treated as created or organized, in or under the laws of the United Sates, any state thereof or the District of Columbia.

●	An estate whose income is subject to U.S. federal income tax regardless of its source, or

●	A trust (a) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the subscription rights or holds the common stock received upon exercise of the subscription rights or, if applicable, the over-subscription privilege, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership is urged to consult its own tax advisor as to the U.S. federal income tax consequences of receiving and exercising the subscription rights and acquiring, holding or disposing of our shares of common stock.

EACH HOLDER OF OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSIDERATIONS OF THE RECEIPT AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE RECEIPT, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK

Receipt, Exercise and Expiration of the Subscription Rights; Tax Basis and Holding Period of Shares Received upon Exercise of the Subscription Rights

Receipt of the Subscription Rights

You should not recognize taxable income for U.S. federal income tax purposes in connection with the receipt of subscription rights in the rights offering if the rights offering is not part of a “disproportionate distribution” within the meaning of section 305 of the Code. A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders or holders of debt instruments convertible into stock and an increase in the proportionate interest of other stockholders in a company’s assets or earnings and profits. During the last 36 months, our common stock has been our sole outstanding class of stock, we have not made any distributions of cash or other property on such stock and we have not had any convertible debt outstanding. Nor do we currently intend to issue another class of stock or convertible debt or, as stated below, pay any dividends on our common stock. However, the fact that we have outstanding options and certain other equity-based awards could cause, under certain circumstances that cannot currently be predicted, the receipt of subscription rights pursuant to the rights offering to be part of a disproportionate distribution. We intend to take the position that the outstanding options and other equity-based awards do not cause the subscription rights issued pursuant to the rights offering to be part of a disproportionate distribution. For a discussion of the U.S. federal income tax consequences to you if the rights offering were to be considered part of a disproportionate distribution, see “Consequences if the Rights Offering Is Considered Part of a Disproportionate Distribution” below.

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Tax Basis in the Subscription Rights

If the fair market value of the subscription rights you receive is less than 15% of the fair market value of your common stock on the date you receive your subscription rights, your subscription rights will be allocated a zero tax basis for U.S. federal income tax purposes, unless you elect to allocate tax basis between your existing common stock and your subscription rights in proportion to the relative fair market values of the existing common stock and your subscription rights determined on the date of receipt of your subscription rights. If you choose to allocate tax basis between your existing common stock and your subscription rights, you must make this election on a statement included with your tax return for the taxable year in which you receive your subscription rights. Such an election is irrevocable.

If the fair market value of your subscription rights is 15% or more of the fair market value of your existing common stock on the date you receive your subscription rights, then you must allocate your tax basis in your existing common stock between your existing common stock and your subscription rights in proportion to the relative fair market values determined on the date you receive your subscription rights. The fair market value of the subscription rights on the date the subscription rights will be distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights on that date. In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances, including any difference between the subscription price of the subscription rights and the trading price of our common stock on the date that the subscription rights are distributed, the length of the period during which the subscription rights may be exercised and the fact that the subscription rights are non-transferable.

Exercise and Expiration of the Subscription Rights

You will not recognize any gain or loss upon the exercise of subscription rights received in the rights offering, and the tax basis of the shares of our common stock acquired through exercise of the subscription rights will equal the sum of the subscription price for the shares and your tax basis, if any, in the subscription rights. The holding period for the shares of our common stock acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised.

If you allow subscription rights received in the rights offering to expire, you generally will not recognize any gain or loss upon the expiration of the subscription rights. If you have tax basis in the subscription rights and you allow the subscription rights to expire, the tax basis of our common stock owned by you with respect to which such subscription rights were distributed will be restored to the tax basis of such common stock immediately before the receipt of the subscription rights in the rights offering.

Consequences if the Rights Offering Is Considered Part of a Disproportionate Distribution

If the rights offering is considered part of a disproportionate distribution, the distribution of subscription rights would be taxable to you as a dividend to the extent that the fair market value of the subscription rights you receive is allocable to our current and accumulated earnings and profits for the taxable year in which the subscription rights are distributed. We cannot determine prior to the consummation of the rights offering the extent to which we will have sufficient current and accumulated earnings and profits to cause any distribution to be treated as a dividend. Dividends received by corporate holders of our common stock are taxable at ordinary corporate tax rates subject to any applicable dividends-received deduction. Subject to the discussion of the additional Medicare tax below, dividends received by noncorporate holders of our common stock in taxable years beginning on or after January 1, 2013, are taxed at the holder’s capital gain tax rate (a maximum rate of 20%), provided that the holder meets applicable holding period and other requirements. Any distributions in excess of our current and accumulated earnings and profits will be treated as a tax-free return of basis, and any further distributions in excess of your tax basis in our common stock will be treated as gain from the sale or exchange of our common stock. Regardless of whether the distribution of subscription rights is treated as a dividend, as a tax-free return of basis or as gain from the sale or exchange of our common stock, your tax basis in the subscription rights you receive will be their fair market value.

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If the receipt of subscription rights is taxable to you as described in the previous paragraph and you allow subscription rights received in the rights offering to expire, you should recognize a short-term capital loss equal to your tax basis in the expired subscription rights. Your ability to use any capital loss is subject to certain limitations. You will not recognize any gain or loss upon the exercise of the subscription rights, and the tax basis of the shares of our common stock acquired through exercise of the subscription rights will equal the sum of the subscription price for the shares and your tax basis in the subscription rights. The holding period for the shares of our common stock acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised.

U.S. holders who are individuals are subject to an additional 3.8% Medicare tax (the “additional Medicare tax”) on their “net investment income” to the extent that their net investment income, when added to their other modified adjusted gross income, exceeds $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). Certain trusts and estates that are U.S. holders are also subject to the additional Medicare tax. “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes dividends and capital gains. The additional Medicare tax is determined in a different manner than the regular income tax. You are urged to consult your own tax advisor regarding the implications of the additional Medicare tax.

Sale of Shares of Our Common Stock and Receipt of Distributions on Shares of Our Common Stock

You will recognize capital gain or loss upon the sale of our common stock acquired through the exercise of subscription rights in an amount equal to the difference between the amount realized and your tax basis in our common stock. The capital gain or loss will be long-term if your holding period in the shares is more than one year. Long-term capital gains recognized by individuals are taxable at a maximum rate of 20%, although such gains may also be subject to the additional Medicare tax described above. Long-term capital gains recognized by corporations are taxable at ordinary corporate tax rates. If you have held your shares of our common stock for one year or less, your capital gain or loss will be short-term. Short-term capital gains are taxed at a maximum rate equal to the maximum rate applicable to ordinary income. Your ability to use any capital loss is subject to certain limitations.

Distributions, if any, on shares of our common stock acquired through the exercise of subscription rights will be taxable to you as a dividend to the extent that the cash and fair market value of property is allocable to our current and accumulated earnings and profits for the taxable year in which the distribution is made. Dividends received by corporate holders of our common stock are taxable at ordinary corporate tax rates subject to any applicable dividends-received deduction. Dividends received by noncorporate holders of our common stock in taxable years beginning on or after January 1, 2013, are taxed at the holder’s capital gain tax rate (a maximum rate of 20%), provided that the holder meets applicable holding period and other requirements, plus, in some cases, the additional Medicare tax discussed above. Any distributions in excess of our current and accumulated earnings and profits will be treated as a tax-free return of basis, and any further distributions in excess of your tax basis in our common stock will be treated as gain from the sale or exchange of such common stock. Your tax basis in any property you receive as a distribution on shares of our common stock will be the property’s fair market value (regardless of whether the distribution is treated as a dividend, as a tax-free return of basis or as gain from the sale or exchange of our common stock).

Information Reporting and Backup Withholding

You may be subject to information reporting and/or backup withholding with respect to dividend payments on or the gross proceeds from the disposition of our common stock acquired through the exercise of subscription rights. Backup withholding may apply under certain circumstances if you (1) fail to furnish your social security or other taxpayer identification number (“TIN”), (2) furnish an incorrect TIN, (3) fail to report interest or dividends properly, or (4) fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding, that you are a U.S. citizen (or other U.S. person), and that the FATCA code(s) entered on the statement (if any) is correct. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and financial institutions. For additional information regarding the backup withholding requirements with respect to any payments relating to common stock acquired through the exercise of subscription rights, see “Form of Notice of Important Tax Information” in the exhibits attached to this prospectus. You are urged to consult your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

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Tax Consequences to the Company

As of December 31, 2014, we had NOL carryforwards of approximately $6.8 million for U.S. federal income tax purposes. An ownership change generally should occur and generally should produce an annual limitation on the utilization of our pre-ownership change NOLs and certain other tax assets if the aggregate stock ownership of holders of at least 5% of our stock increases by more than 50 percentage points over the preceding three-year period. The amount of annual limitation generally is equal to the value of our stock immediately prior to the ownership change multiplied by the adjusted federal long-term tax-exempt rate. The purchase of shares of our common stock pursuant to the rights offering may trigger an ownership change with respect to our stock.

USE OF PROCEEDS

Assuming full participation in the rights offering, we estimate that the net proceeds from the rights offering will be approximately $9.1 million, after deducting expenses related to this offering payable by us estimated at approximately $880,000, including dealer-manager fees.

We are conducting the rights offering to raise capital that we intend to use to fund strategic acquisitions currently under contract and for working capital and general corporate purposes. We are currently under contract to acquire various entities operating eight Little Big Burger restaurants in the State of Oregon, Darling Harbor Margaritaville (including gaming licenses) and the Hooters Australia stores. The cash components of the purchase prices for these assets are $3.6 million, approximately $1.4 million. and approximately $900,000, respectively. The acquisitions are subject to closing conditions and there can be no guarantee that the closing conditions will be satisfied and the acquisitions will be completed, in which case a significantly larger portion of net proceeds may be allocated to working capital and general corporate purposes.

We have broad discretion in determining how the net proceeds of this offering will be used. Our board of directors believes the flexibility in application of the net proceeds is prudent.

Completion of this offering is not subject to us raising a minimum offering amount. As such, proceeds from this rights offering may not be sufficient to satisfy our contractual obligations or meet the objectives we state in this prospectus or other corporate milestones that we may set. Investors should not rely on the success of this offering to address our need for funding. If we fail to raise capital by the end of September 2015, we would expect to have to significantly decrease our growth plans and operating expenses, which will curtail the progress of our business.

Furthermore, in connection with the acquisitions of the Hooters Australia entities and Darling Harbor Margaritaville, we have agreed to indemnify, jointly and severally with our business partner, the administrators and sellers against any losses or claims resulting from non-performance by Chanticleer and/or its business partner. In the event we do not are unable to complete these acquisitions, we could incur additional costs which could have an adverse impact on our liquidity and financial condition. See “Risk Factors”.

DESCRIPTION OF COMMON STOCK

The material terms and provisions of our common stock are described under the caption “Description Common Stock” starting on page 8 of the accompanying prospectus.

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DESCRIPTION OF RIGHTS

The Subscription Rights

We are distributing to the record holders of our common stock as of the record date non-transferable subscription rights to purchase shares of our common stock. The per-share price was determined by our board of directors based on a 9% discount to the volume weighted average price of our common stock for the following three trading days: August 27, 2015, August 28, 2015 and August 31, 2015. The closing price of our common stock on September 2, 2015 was $1.42. The subscription rights will entitle the holders of our common stock to purchase approximately an aggregate of 7,407,407 shares of our common stock for an aggregate purchase price up to approximately $10 million.

Each holder of record of our common stock will receive one subscription right for each share of our common stock owned by such holder at the as of 4:00 p.m., Eastern time, on the record date of September 4, 2015. The dividend of the subscription rights settles in three trading days, so in order to be considered a shareholder of record you must own the stock in your brokerage account as of 4:00 p.m., Eastern time, on September 1, 2015 or be a certificate holder on such date or have converted or exercised an existing security into common stock by such date. Each subscription right will entitle the holder to a basic subscription privilege and an over-subscription privilege.

Basic Subscription Privilege

The basic subscription privilege of each subscription right gives our stockholders of record as of the record date the opportunity to purchase one share of our common stock at a subscription price of $1.35 per share plus an unlimited over-subscription privilege to purchase any shares of common stock that are not purchased by stockholders through the exercise of their basic subscription privileges. We have granted to you, as a stockholder of record as of 4:00 p.m., Eastern time, on the record date, one subscription right for each share of our common stock you owned at that time. For example, if you owned 100 shares of our common stock as of 4:00 p.m., Eastern time, on the record date, you would receive 100 subscription rights and would have the right to purchase 100 shares of common stock for $1.35 per share with your basic subscription privilege plus an unlimited over-subscription privilege. You may exercise the basic subscription privilege of any number of your subscription rights, or you may choose not to exercise any subscription rights.

If you hold your shares in the name of a broker, custodian bank, dealer or other nominee who uses the services of the Depository Trust Company, or DTC, DTC will issue one subscription right to the nominee for each share of our common stock you own at the record date. The basic subscription privilege of each subscription right can then be used to purchase one share of common stock for $1.35 per share. As in the example above, if you owned 100 shares of our common stock on the record date, you would receive 100 subscription rights and would have the right to purchase 100 shares of common stock for $1.35 per share with your basic subscription privilege plus an unlimited over-subscription privilege.

Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

Over-Subscription Privilege

The over-subscription privilege provides stockholders that exercise all of their basic subscription privileges the opportunity to purchase the shares that are not purchased by other stockholders. You must purchase all of the shares of common stock available to you pursuant to your basic subscription privilege in order to also exercise the over-subscription privilege to purchase unsubscribed shares. Both the basic subscription privilege and the over-subscription privilege are subject to the availability and pro rata allocation of the unsubscribed shares among participants. To the extent the unsubscribed shares are not sufficient to satisfy all of the properly exercised subscription privileges, then the unsubscribed shares will be prorated among those who properly exercised their subscription privileges based on the number of shares each person subscribed for under the basic subscription privilege. If this pro rata allocation results in any person receiving a greater number of unsubscribed shares than the person subscribed for, then such person will be allocated only that number of unsubscribed shares for which the person subscribed, and the remaining unsubscribed shares will be allocated among all other participants. The proration process will be repeated until all unsubscribed shares have been allocated or all subscriptions have been fulfilled, whichever occurs earlier.

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In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock available to you, assuming that no stockholder other than you has purchased any shares of our common stock pursuant to their basic subscription privilege and over-subscription privilege.

We can provide no assurances that there will be enough shares available to purchase the number of shares of common stock issuable upon the exercise of your basic subscription privilege or your over-subscription privilege in full at the expiration of the rights offering. We will not be able to satisfy your exercise of the basic subscription privilege if all of our stockholders exercise their basic subscription privileges in full, and we will only honor an over-subscription privileges to the extent sufficient unsubscribed shares are available following the exercise of subscription rights under the basic subscription privilege.

● To the extent the aggregate subscriptions available to you pursuant to the subscription privileges is less than the amount you actually paid in connection with the exercise of the privileges, you will be allocated only the number of unsubscribed shares available to you as soon as practicable after the expiration of the rights offering, and your excess subscription payment received by the subscription agent will be returned, without interest, as soon as practicable.

● To the extent the amount you actually paid in connection with the exercise of the subscription privileges is less than the aggregate subscription price of the maximum number of shares available to you, you will be allocated the number of shares for which you actually paid in connection with the privilege.

Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

We will deliver certificates representing shares of our common stock purchased with the over-subscription privilege as soon as practicable after the expiration of the rights offering.

Limitation on Exercise of Basic Subscription Privilege and Over-Subscription Privilege

In the event that the exercise by a stockholder of the basic subscription privilege or the over-subscription privilege could, as determined by the Company in its sole discretion, potentially result in a limitation on the Company’s ability to use net operating losses, tax credits and other tax attributes, which we refer to as the “Tax Attributes,” under the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, and rules promulgated by the Internal Revenue Service, the Company may, but is under no obligation to, reduce the exercise by such stockholder of the basic subscription privilege or the over-subscription privilege to such number of shares of common stock as the Company in its sole discretion shall determine to be advisable in order to preserve the Company’s ability to use the Tax Attributes.

Distribution Arrangements

Source Capital Group, Inc., which is a broker-dealer and member of the Financial Industry Regulatory Authority, will act as dealer-manager for this rights offering. Source Capital’s principal business address is 276 Post Road West, Westport, CT 06880. Under the terms and subject to the conditions contained in a dealer-manager agreement, Source Capital will provide marketing services in connection with this offering and will solicit the exercise of rights and participation in the over-subscription right. This rights offering is not contingent upon any number of rights being exercised. Source Capital is not underwriting or placing any of the rights or the shares of our common stock being sold in this offering and does not make any recommendation with respect to such rights or shares, including with respect to the exercise of such rights.

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Pursuant to the dealer-manager agreement, we are obligated to pay to Source Capital as compensation a cash fee of 6% of the gross proceeds of this offering and a non-accountable expense allowance of 2% of the gross proceeds of this offering and to indemnify Source Capital for, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act of 1933. The dealer-manager agreement also provides that Source Capital will not be subject to any liability to us in rendering the services contemplated by the dealer-manager agreement except for any act of bad faith or gross negligence of Source Capital. Source Capital and its affiliates may provide to us from time to time in the future in the ordinary course of its business certain financial advisory, investment banking and other services for which it will be entitled to receive customary fees.

PLAN OF DISTRIBUTION

As soon as practicable after the record date for the rights offering, we will distribute the subscription rights and rights certificates to shareholders of record as of 4:00 p.m., Eastern time, on September 4, 2015. The dividend of the subscription rights settles in three trading days, so in order to be considered a shareholder of record you must own the stock in your brokerage account as of 4:00 p.m., Eastern time, on September 1, 2015 or be a certificate holder on such date or have converted or exercised an existing security into common stock by such date. If you wish to exercise your subscription rights and purchase shares of our common stock, you should complete the rights certificate and return it with payment for the shares to the subscription agent, Securities Transfer Corp. at the following address: 2591 Dallas Parkway, Suite 102 Frisco, Texas 75034.

See “The Rights Offering—Method of Exercising Subscription Rights.” If you have any questions, you should contact the information agent, Okapi Partners LLC, at (212) 297-0720, (877) 869-0171 (toll free) or hotr@okapipartners.com.

Source Capital Group, Inc., which is a broker-dealer and member of the Financial Industry Regulatory Authority, will act as dealer-manager for this rights offering. Source Capital’s principal business address is 276 Post Road West, Westport, CT 06880. Under the terms and subject to the conditions contained in a dealer-manager agreement, Source Capital will provide marketing services in connection with this offering and will solicit the exercise of rights and participation in the over-subscription right. This rights offering is not contingent upon any number of rights being exercised. Source Capital is not underwriting or placing any of the rights or the shares of our common stock being sold in this offering and does not make any recommendation with respect to such rights or shares, including with respect to the exercise of such rights.

Pursuant to the dealer-manager agreement, we are obligated to pay to Source Capital as compensation a cash fee of 6% of the gross proceeds of this offering and a non-accountable expense allowance of 2% of the gross proceeds of this offering and to indemnify Source Capital for, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act of 1933. The dealer-manager agreement also provides that Source Capital will not be subject to any liability to us in rendering the services contemplated by the dealer-manager agreement except for any act of bad faith or gross negligence of Source Capital. Source Capital and its affiliates may provide to us from time to time in the future in the ordinary course of its business certain financial advisory, investment banking and other services for which it will be entitled to receive customary fees.

Other than as described herein, we do not know of any existing agreements between or among any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying common stock.

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LEGAL MATTERS

The validity of the rights and the shares of common stock issuable upon exercise of the rights and being offered by this prospectus have been passed upon for us by Libertas Law Group, Inc., Santa Monica, California. Olshan Frome Wolosky LLP, New York, New York, has acted as counsel to the dealer-manager.

EXPERTS

The consolidated financial statements of Chanticleer Holdings, Inc. as of and for the years ended December 31, 2014 and 2013 incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been audited by Marcum LLP, an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

MATERIAL CHANGES

On July 1, 2015, the Company acquired substantially all of the assets, including ownership interests of a franchising subsidiary, an operating subsidiary and four restaurant locations engaged in the fast casual hamburger restaurant business under the name “BT’s Burger Joint” from BT’s Burgerjoint Management, LLC. There have been no other material changes in the Company’s affairs since its fiscal year ended December 31, 2014 that have not been described in its Quarterly Reports on Form 10-Q or Current Reports on Form 8-K pursuant to the Securities Exchange Act.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In addition, indemnification may be limited by state securities laws.

S-40

PROSPECTUS

CHANTICLEER HOLDINGS, INC.

$15,000,000

Common Stock, Warrants, Units and Rights

and

2,217,000 Shares of Common Stock

This prospectus covers our offer and sale from time to time of any combination of common stock, warrants, units or rights described in this prospectus in one or more offerings. This prospectus provides a general description of the securities we may offer and sell. Each time we offer and sell securities we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. The aggregate offering price of all securities sold by us under this prospectus may not exceed $15,000,000.

This prospectus also covers the resale by the selling shareholders identified in the “Selling Shareholders” section of this prospectus of up to an aggregate of 2,217,000 shares of our common stock, including 717,000 shares issuable upon exercise of outstanding warrants and 1,000,000 shares issuable upon conversion of outstanding notes. We will not receive any of the proceeds from the sale of shares of our common stock by the selling shareholders. We may receive up to $1,792,500 upon the exercise of the outstanding warrants.

Shares of our common stock are traded on the NASDAQ Capital Market (“NASDAQ”) under the symbol “HOTR”. On June 1, 2015, the closing sales price for our common stock was $3.54 per share.

By means of this prospectus, we are offering $15,000,000 of securities pursuant to General Instruction I.B.6 of Form S-3. As of June 1, 2015, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $40,998,910, which was calculated based on 11,581,613 shares of outstanding common stock held by non-affiliates and on a price per share of $3.54, the closing price of our common stock on June 1, 2015. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12-calendar months prior to and including the date of this prospectus.

Investing in our securities involves risks. See “Risk Factors” beginning on page 6 of this prospectus as well as the risk factors and other information in any documents we incorporate by reference into this prospectus to read about important factors you should consider before investing.

Neither we nor any selling shareholder has authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and an accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 3, 2015

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may offer and sell any combination of the securities described in this prospectus and the selling shareholders may offer and sell shares of common stock in one or more offerings. This prospectus provides you with a general description of the securities we or the selling shareholders may offer and sell. Each time we or the selling shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

Unless the context otherwise requires, “Chanticleer,” “Company,” “we,” “us” and “our” refer to Chanticleer Holdings, Inc. and its consolidated subsidiaries, and “selling shareholders” and “selling shareholder” refer to one or more selling shareholders identified in the “Selling Shareholders” section of this prospectus. References to “securities” include any security that we or the selling shareholders might offer under this prospectus or any prospectus supplement.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. We will also provide you with a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus or the registration statement of which it is a part upon written or oral request, and at no cost to you. If you would like to request any reports or documents from the company, please contact Investor Relations at Chanticleer Holdings, Inc., 7621 Little Avenue, Suite 414, Charlotte, NC 28226, (704) 366-5122 or at ir@chanticleerholdings.com.

Our Internet address is www.chanticleerholdings.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web address is included in this document as an inactive textual reference only.

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INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.

We are incorporating by reference the following documents that we have filed with the SEC (other than any filing or portion thereof that is furnished, rather than filed, under applicable SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on April 15, 2015 and amended April 30, 2015;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed with the SEC on May 20, 2015;

●	our Current Reports on Form 8-K dated April 24, 2015, May 21, 2015 and June 1, 2015;

●	all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the end of our 2014 fiscal year;

●	the description of our common stock contained in the prospectus, constituting part of our Registration Statement on Form S-1 (File No. 333-178307) filed with the SEC on December 2, 2011, and subsequently amended on December 8, 2011, February 3, 2012, February 22, 2012, April 12, 2012, May 21, 2012, May 30, 2012, June 5, 2012, and June 19, 2012.

All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus.

Our Internet address is www.chanticleerholdings.com and the URL where incorporated reports and other reports may be accessed is http://ir.stockpr.com/chanticleerholdings/all-sec-filings.

The reports incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the reports and documents that are incorporated by reference, including exhibits to such reports and documents, in this prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. Requests for such copies should be directed to the following:

Chanticleer Holdings, Inc.

Investor Relations

7621 Little Avenue, Suite 414

Charlotte, North Carolina 28226

(704) 366-5122

ir@chanticleerholdings.com

Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this prospectus.

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INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, within the meaning of the Federal securities laws, which involve substantial risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “outlook”, “believes”, “plans”, “intends”, “expects”, “goals”, “potential”, “continues”, “may”, “should”, “seeks”, “will”, “would” ,“approximately”, “predicts”, “estimates”, “anticipates” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There will be events in the future, however, that we are not able to predict accurately or control. The factors listed under “Risk Factors” in this prospectus and in any documents incorporated by reference into this prospectus as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Such risks and uncertainties include, among other things, risks and uncertainties related to:

●	Operating losses continuing for the foreseeable future; we may never be profitable;

●	Inherent risks in expansion of operations, including our ability to acquire additional territories, generate profits from new restaurants, find suitable sites and develop and construct locations in a timely and cost-effective way;

●	General risk factors affecting the restaurant industry, including current economic climate, costs of labor and food prices;

●	Intensive competition in our industry and competition with national, regional chains and independent restaurant operators;

●	Our rights to operate and franchise Hooters-branded restaurants are dependent on the Hooters’ franchise agreements;

●	Our business depends on our relationship with Hooters;

●	We do not have full operational control over the businesses of our franchise partners;

●	Failure by Hooters to protect its intellectual property rights, including its brand image;

●	Our business has been adversely affected by declines in discretionary spending and may be affected by changes in consumer preferences;

●	Increases in costs, including food, labor and energy prices;

●	Our business and the growth of our Company is dependent on the skills and expertise of management and key personnel;

●	Constraints could affect our ability to maintain competitive cost structure, including, but not limited to labor constraints;

●	Work stoppages at our restaurants or supplier facilities or other interruptions of production;

●	Our food service business and the restaurant industry are subject to extensive government regulation;

●	We may be subject to significant foreign currency exchange controls in certain countries in which we operate;

●	Inherent risk in foreign operations;

●	We may not attain our target development goals and aggressive development could cannibalize existing sales;

●	Current conditions in the global financial markets and the distressed economy;

●	A decline in market share or failure to achieve growth;

●	Unusual or significant litigation, governmental investigations or adverse publicity, or otherwise;

●	Adverse effects on our operations resulting from the current class action litigation in which the Company is one of several defendants;

●	Adverse effects on our results from a decrease in or cessation or clawback of government incentives related to investments; and

●	Adverse effects on our operations resulting from certain geo-political or other events.

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Before you invest in our securities, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus under the heading “Risk Factors” and in any documents incorporated by reference into this prospectus could have a material adverse effect on our business, results of operations and financial position. Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ will emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (or the “Exchange Act”).

RISK FACTORS

Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect our actual operating results, cash flows and financial condition. Before making an investment decision in our securities, you should carefully consider the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement and in our periodic reports filed with the SEC that are incorporated by reference herein (including the “Risk Factors” section set forth in Part I, Item IA of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Part II, Item IA of our Form 10Q for the quarterly period ended March 31, 2015) together with all of the other information appearing in this prospectus, in the applicable prospectus supplement or incorporated by reference into this prospectus in light of your particular investment objectives and financial circumstances.

THE COMPANY

The Company

Chanticleer Holdings, Inc. (“Chanticleer” or the “Company”) was organized in October 1999, under the laws of the State of Delaware, using the original name, Tulvine Systems, Inc. The Company previously had limited operations and was considered a development stage company until July 2005. In May 2005, Tulvine Systems, Inc. merged with and changed its name to Chanticleer Holdings, Inc.

Our Business

The Company is in the business of owning, operating and franchising fast casual dining concepts domestically and internationally.

Restaurant Brands

Hooters

Hooters restaurants are casual beach-themed establishments that feature music, sports on large flat screens, and a menu that includes seafood, sandwiches, burgers, salads and of course, Hooters original chicken wings and the “nearly world famous” Hooters Girls. The menu of each location can vary with the local tastes. Hooters began in 1983 with its first restaurant in Clearwater, Florida. From the original restaurant and licensee Mr. Robert Brooks, Hooters has become a global brand, with 430 Hooters restaurants in more than 28 countries.

Chanticleer currently owns, in whole or part, the exclusive franchise rights to develop and operate Hooters restaurants in South Africa, Hungary, Poland, Brazil, Australia and the United Kingdom. The Company currently owns and operates in whole or part of thirteen Hooters restaurants: Pretoria, Durban and Johannesburg (three restaurants with our most recent being Ruimsig) in South Africa; Campbelltown, Parramatta, Penrith and Surfers Paradise in Australia; Budapest in Hungary; Nottingham in the United Kingdom; Tacoma, Washington; and Portland, Oregon.

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We expect to either own 100% of the Hooters franchise or partner with a local franchisee in the countries we target. We are focused on expanding our Hooters operations in the following areas: United Kingdom, South Africa, Brazil, Hungary, Poland and Australia. We may also expand in the United States if the opportunity presents itself.

American Burger Company

In September 2013, we acquired all of the outstanding shares of American Roadside Burgers, Inc., which we are operating under the brand name American Burger Company (“ABC”). ABC focuses on American food menu offerings, which include its signature burgers, turkey and veggie burgers, chicken sandwiches, wings, a variety of salads, and homemade milkshakes. ABC is a fast casual concept, with a warm and relaxing atmosphere and a strong focus on customer service. Each restaurant features a nostalgic “Made in America” feel with sustainable features throughout, including reclaimed barn siding on the walls and floors and chairs made from recycled materials. The first ABC location opened in 2006 in Smithtown, New York, and it has expanded to two locations in Charlotte, North Carolina, one location in Columbia, South Carolina and one location in Greenville, South Carolina. On September 9, 2014, the Company acquired The Burger Company in Charlotte, North Carolina, an award winning casual burger joint in the fast growing better-burger space, which is an integral step in the Company’s strategic growth plan to take the better-burger category into its international markets.

Just Fresh

In November 2013, we acquired a majority (51%) interest in each of JF Restaurants, LLC, and JF Franchising Systems, LLC, owners of Just Fresh, a Charlotte, North Carolina-based casual dining concept. Just Fresh opened its first café in 1993 and has expanded to seven restaurants in the Charlotte, North Carolina area. The menu consists of fresh, health-conscious items such as salads, wraps, sandwiches, soups, freshly baked items, and smoothies. In December 2013, we acquired an additional five percent (5%) interest in each of JF Restaurants, LLC and JF Franchising Systems, LLC, bringing our total ownership to 56% of each entity as of December 31, 2014. In November 2014, we opened our latest Just Fresh location in the Ballantyne Corporate Place in Charlotte, North Carolina.

Recent Restaurant Acquisitions

On March 15, 2015, the Company purchased the assets of BGR Holdings, LLC, through a wholly owned subsidiary of the Company. Our subsidiary acquired substantially all of the assets of BGR, including the ownership interests of a franchising subsidiary, an operating subsidiary and various restaurant locations engaged in the fast casual hamburger restaurant business under the name “BGR The Burger Joint” in Maryland, Virginia, and Washington DC. BGR operated 9 company-owned stores and 11 franchisee-owned stores at the time of acquisition. Post-acquisition, BGR recently opened an additional franchise–owned store, its second international franchise located in Kuwait.

On March 31, 2015, the Company entered into an Asset Purchase Agreement with BT’s Burgerjoint Management, LLC, a fast casual hamburger concept with several restaurants in the Charlotte and Asheville, North Carolina markets. On May 29, 2015, the parties entered into Amendment No. 1 to the Asset Purchase Agreement, extending the closing date to July 3, 2015. The closing is subject to satisfaction of various closing conditions. Pursuant to the terms of the Asset Purchase Agreement, the Company is acquiring substantially all of the assets, including ownership interests of a franchising subsidiary, an operating subsidiary and four restaurant locations engaged in the fast casual hamburger restaurant business under the name “BT’s Burger Joint”.

Investing in our securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the section titled “Risk Factors”.

Corporate Information

Our principal executive offices are located at 7621 Little Avenue, Suite 414, Charlotte, North Carolina 28226. Our telephone number is (704) 366-5122. Our corporate website is www.chanticleerholdings.com. Information contained in or accessible through our website is not part of this prospectus. Our transfer agent is Securities Transfer Corp., telephone (469) 633-0101.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we anticipate that the net proceeds from our sale of any securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. In the case of a sale by the selling shareholders, we will not receive any of the proceeds from such sale. We may however receive up to $1,792,500 from the exercise of outstanding warrants by selling shareholders.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the securities that Chanticleer or certain selling shareholders to be identified in a prospectus supplement may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms of the securities being offered.

DESCRIPTION OF COMMON STOCK

The following is a summary of the material terms of our common stock. This summary does not purport to be exhaustive and is qualified in its entirety by reference to our amended and restated certificate of incorporation, amended and restated bylaws and to the applicable provisions of Delaware law.

We are authorized to issue 45,000,000 shares of common stock, $0.0001 par value. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; the holders of a majority of our outstanding shares of common stock may elect all directors. Holders of common stock are entitled to receive such dividends as may be declared by our board out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our directors are not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future. Holders of common stock do not have preemptive rights to subscribe to any additional shares we may issue in the future. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. Subject to certain exceptions, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

●	prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

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For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the date of determination whether the person is an “Interested Stockholder” did own, 15% or more of the corporation’s voting stock.

In addition, our authorized but unissued shares of common stock are available for our board to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans The existence of our authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The board of directors is also authorized to adopt, amend or repeal our bylaws, which could delay, defer or prevent a change in control.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to a particular series of warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock, the number of shares of common stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information and paying the required amount to the warrant agent in immediately available funds or otherwise as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

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Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of warrants, and shares of common stock or any combination of such securities.

DESCRIPTION OF RIGHTS

We may offer to our shareholders rights to purchase common stock or other securities. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights that we may issue and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the shareholders entitled to the rights distribution, the aggregated number of rights issued and the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire and any applicable U.S. federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreements or rights certificates described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights would become void and have no further force or effect.

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Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see the sections above entitled “Where You can Find More Information” and “Incorporation of Certain Information by Reference”. We urge you to read the applicable rights agent agreement and the applicable prospectus supplement and any other offering material in their entirety.

FORMS OF SECURITIES

Each warrant, unit and right will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of warrants, units or rights represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered warrants, units and rights in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

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So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Any payments to holders with respect to warrants, units or rights, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Chanticleer, the trustees, the warrant agents, the unit agents or any other agent of Chanticleer, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

SECURITIES HELD BY SELLING SECURITY HOLDERS

On February 11, 2015, the Company executed a Securities Purchase Agreement with an accredited investor whereby it agreed to issue and sell an initial note in the amount of $200,000 with an initial warrant with a five-year term to purchase 80,000 shares of common stock at an exercise price of $2.50 per share. The initial note was convertible into shares of the Company’s common stock at an exercise price of $2.00 per share. On March 13, 2015, the Company conducted a subsequent closing with respect to the Securities Purchase Agreement. At the subsequent closing, the Company cancelled the initial note issued on February 11, 2015 in the amount of $200,000 and issued an Amended and Restated Note with an aggregate principal amount of $1,000,000 and a subsequent warrant with a five-year term to purchase 320,000 shares. The Amended and Restated Note is convertible into shares of the Company’s common stock at an exercise price of $2.00 per share and the subsequent warrant may be exercised at an exercise price of $2.50 per share. The shares of common stock underlying the Amended and Restated Note and initial and subsequent warrants are subject to a Registration Rights Agreement dated as of February 11, 2015 by and between the Company and the investor.

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Pursuant to the terms of the Amended and Restated Note and initial and subsequent warrants, the investor may not exercise such securities if such exercise would result in the investor beneficially owning in excess of 4.99% of the Company’s then issued and outstanding common stock. The investor may, however, increase or decrease this limitation (but in no event exceed 9.99% of the number of shares of common stock issued and outstanding) by providing the Company with 61 days’ notice that such holder wishes to increase or decrease this limitation.

In January 2015, the Company issued convertible promissory notes for an aggregate of $1,000,000. The notes accrue interest at 8% per annum until the date the notes are converted. The notes are convertible into the Company’s common stock at 85% of the average of the lowest three closing trading prices over ten days prior the conversion date. The conversion price is subject to a floor of $1.00 per share and a ceiling of $2.00. If not converted, the notes mature three years from the issuance date. The holders may demand payment in full after one year from the issuance date. The Company also issued warrants to purchase 317,000 shares of common stock, exercisable at $2.50 per share for a period of up to 5 years from the notes’ original issuance dates.

SELLING SHAREHOLDERS

An aggregate of 2,217,000 shares of common stock may be offered for sale and sold from time to time pursuant to this prospectus by the selling shareholders and their respective transferees, distributees, pledgees, donees, assignees or other successors. We are paying all of the expenses in connection with such registration and the sale of the shares, other than selling commissions and the fees and expenses of counsel and other advisors to the selling shareholders. Information concerning the selling shareholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC.

The following table sets forth, for the selling shareholders to the extent known by us, the number of shares of our common stock beneficially owned, the number of shares of our common stock offered hereby and the number of shares and percentage of outstanding common stock to be owned after completion of this offering, assuming all shares offered hereby are sold. None of the selling shareholders has had any material relationship within the past three years with us or, to our knowledge, our affiliates. To our knowledge, none of the selling shareholders is a broker-dealer and/or affiliated with a broker-dealer.

All of the information contained in the table below is based solely upon information provided to us by the selling shareholders or otherwise known by us. In addition to the shares offered hereby, the selling shareholders may otherwise beneficially own our shares of common stock as a result of, among others, open market purchases, which information is not obtainable by us without undue effort and expense. The selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which the information regarding the shares beneficially owned was last known by us, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act.

The number of shares outstanding and the percentages of beneficial ownership are based on 12,321,330 shares of our common stock issued and outstanding as of June 1, 2015.

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For the purposes of the following table, the number of shares of our common stock beneficially owned has been determined in accordance with Rule 13d-3 under the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which a selling shareholder has sole or shared voting power or investment power and also any shares that that selling shareholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option.

Name of Selling Shareholder	Number of Shares Owned Before Offering	Number of Shares Being Offered	Number of Shares Owned After Offering	Percent of Shares Owned After Offering

At Media Corp. (1)	180,000	180,000	0	0
Aton Select Fund LTD (2)	720,000	720,000	0	0
Ripley Revocable Trust UAD November 10, 2011 (3)	330,652	330,652	0	0
Adam Shapiro	125,332	125,332	0	0
Charles W. and Cheri L. Bass, as tenants-by-the-entireties	6,516	6,516	0	0
Ryan E. Kress	18,375	16,875	1,500	*
Stephen Y. Schwanz	20,625	20,625	0	0
Robn Smith (4)	6,853	5,000	1,863	*
Aracle Management, LLC (5)	28,000	28,000	0	0
Aracle SPF I, LLC (6)	18,750	18,750	0	0
Joshua S. Lev (7)	80,750	34,000	0	0
Michael Nimaroff (8)	37,500	37,500	0	0
Brio Capital Master Fund Ltd. (9)	281,250	281,250	0	0
Arthur M. Luxenberg (10)	82,410	75,000	7,410	*
Vista Capital Investments, LLC (11)	37,500	37,500	0	0
Jack Zwick (12)	37,500	37,500	0	0
Burton Weinstein (13)	37,500	37,500	0	0
Arlene Renee Seaton (14)	37,500	37,500	0	0
Lincoln Park Capital Fund, LLC (15)	150,000	150,000	0	0
Harry Newton (16)	37,500	37,500	0	0

* Less than 1%

(1) Consists of 80,000 shares underlying exercisable warrants and 100,000 shares underlying convertible Amended and Restated Note. Carl Caserta and Alessandro Dubini exercise voting and dispositive control over these shares.

(2) Consists of 320,000 shares underlying exercisable warrants and 400,000 shares underlying convertible Amended and Restated Note. David Danes exercises voting and dispositive control over these shares.

(3) John F. Ripley, as Trustee, exercises voting and dispositive control over these shares.

(4) Consists of 6,583 shares underlying exercisable warrants.

(5) Consists of 28,000 shares of common stock underlying exercisable warrants. Mark I. Lev and Joshua S. Lev, the principals and managers of Aracle Management, LLC, are deemed to be the beneficial owners of the shares. Mark I. Lev and Joshua S. Lev have shared voting and dispositive control over these shares.

(6) Consists of 6,250 shares underlying exercisable warrants and 12,500 shares underlying convertible note. Aracle SPF I, LLC is managed and controlled by Aracle Management, LLC. Mark I. Lev and Joshua S. Lev, the principals and managers of Aracle Management, LLC, are deemed to be the beneficial owners of the shares. Mark I. Lev and Joshua S. Lev have shared voting and dispositive control over these shares.

(7) Shares to be sold consist of 34,000 shares underlying exercisable warrants. As principal and co-manager of Aracle Management, LLC, Joshua S Lev is deemed to beneficially own additional 46,750 shares held and also offered under this prospectus by Aracle Management, LLC and Aracle SPF I, LLC.

(8) Consists of 12,500 shares underlying exercisable warrants and 25,000 shares underlying convertible note.

(9) Consists of 93,750 shares underlying exercisable warrants and 187,500 shares underlying convertible note. Shaye Hirsch exercises voting and dispositive control over these shares.

(10) Includes 3,705 shares, 28,705 shares underlying exercisable warrants and 50,000 shares underlying convertible note. Shares being offered consist of 25,000 shares underlying exercisable warrants and 50,000 shares underlying convertible note.

(11) Consists of 12,500 shares underlying exercisable warrants and 25,000 shares underlying convertible note. David Clark exercises voting and dispositive control over these shares.

(12) Consists of 12,500 shares underlying exercisable warrants and 25,000 shares underlying convertible note.

(13) Consists of 12,500 shares underlying exercisable warrants and 25,000 shares underlying convertible note.

(14) Consists of 12,500 shares underlying exercisable warrants and 25,000 shares underlying convertible note.

(15) Consists of 50,000 shares underlying exercisable warrants and 100,000 shares underlying convertible note. Joshua Scheinfeld and Jonothan Cope, the principals of Lincoln Park Capital Fund, LLC, are deemed to be the beneficial owners of the shares. Messrs. Scheinfeld and Cope have shared voting and dispositive control over the shares.

(16) Consists of 12,500 shares underlying exercisable warrants and 25,000 shares underlying convertible note.

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PLAN OF DISTRIBUTION

We and/or the selling shareholders, if applicable, may sell or dispose of the securities in one or more of the following ways (or in any combination) from time to time:

●	through underwriters or dealers;

●	directly to a limited number of purchasers or to a single purchaser (including block transactions);

●	through agents; or

●	an offering of shares by way of a distribution to shareholders, partners or members.

The prospectus supplement will state the terms of the offering of the securities, including:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of such securities and the proceeds to be received by us, if any;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we and/or the selling shareholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account(s) and may be resold from time to time in one or more transactions, including:

●	negotiated transactions;

●	at a fixed public offering price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

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Broker-dealers engaged by us or the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We and/or the selling shareholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.

We and/or the selling shareholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

The selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

Because selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling shareholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the shares of common stock by the selling shareholders.

As used herein, “selling shareholders” includes donees, pledgees, distributees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a named selling shareholder as a gift, pledge, partnership distribution or other non-sale related transfer.

Underwriters and agents may be entitled under agreements entered into with us and/or the selling shareholders, if applicable, to indemnification by us and/or the selling shareholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with or perform services for us and our affiliates in the ordinary course of business.

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Each series of securities will be a new issue of securities and will have no established trading market other than the common stock, which is listed on the NASDAQ Capital Market. The securities, other than the common stock, may or may not be listed on a national securities exchange.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our securities by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the rights and the shares of common stock offered by this prospectus have been passed upon for us by Libertas Law Group, Inc., Santa Monica, California.

EXPERTS

The consolidated financial statements of Chanticleer Holdings, Inc. as of and for the years ended December 31, 2014 and 2013 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been audited by Marcum LLP, an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

MATERIAL CHANGES

On May 29, 2015, the Company, BT’s Burgerjoint Management, LLC and BT Burger Acquisition, LLC entered into Amendment No. 1 to the Asset Purchase Agreement dated March 31, 2015, extending the proposed closing date of the acquisition transaction to July 3, 2015. There have been no other material changes in the Company’s affairs since its fiscal year ended December 31, 2014 that have not been described in its Quarterly Reports on Form 10-Q or Current Reports on Form 8-K pursuant to the Securities Exchange Act of 1934.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In addition, indemnification may be limited by state securities laws.

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RIGHTS OFFERING

Up to 7,407,407 Shares of Common Stock

Upon the Exercise of Subscription Rights for such Shares at $1.35 per Share

Dealer-Manager

Prospectus supplement dated September 8, 2015